UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
☒
                                 Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Brookdale Senior Living Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023

Notice of Annual Meeting

of Stockholders & Proxy Statement

May 1, 2023

Dear Fellow Stockholders:

On behalf of the Board of Directors, I am pleased to invite all of our stockholders to the 2023 Annual Meeting of Stockholders of Brookdale Senior Living Inc. (the “2023 Annual Meeting” or the “Annual Meeting”). The meeting will be held on Tuesday, June 20, 2023 at 10:00 a.m. Central time at our principal executive offices located at 111 Westwood Place, Brentwood, Tennessee. A notice of the 2023 Annual Meeting and a proxy statement containing information about the matters to be acted upon are included with this letter.

2022 was an important year in Brookdale’s continued recovery from the COVID-19 pandemic. During the year, Brookdale delivered RevPAR growth of just over 10% and, through March 2023, had achieved seventeen consecutive months of year-over-year weighted average occupancy growth, while continuing to maintain rate discipline and to prioritize the health and wellbeing of residents and associates. During 2022, management also completed an important refinancing transaction, resulting in the Company having no significant debt maturities until September 2024. In addition, late in the year, Brookdale took action to further bolster its liquidity and net worth positions.

The Board remains committed to ensuring Brookdale emerges from its pandemic recovery a much stronger organization. Given supply and demand tailwinds and with successful operational execution, we continue to believe that Brookdale will be well positioned to enrich the lives of even more seniors.

Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly vote your shares by submitting your proxy by telephone or Internet or by completing, signing, dating, and returning your proxy card or voting instruction form.

We thank you for your continued investment in Brookdale.

Very truly yours,

Guy P. Sansone

Chairman of the Board of Directors

Brookdale Senior Living Inc.

Notice of 2023 Annual Meeting of Stockholders

May 1, 2023

The 2023 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting” or the “2023 Annual Meeting”) of Brookdale Senior Living Inc. (“Brookdale” or the “Company”) will be held on Tuesday, June 20, 2023 at 10:00 a.m. Central time at the Company’s principal executive offices located at 111 Westwood Place, Brentwood, Tennessee for the purpose of voting on the following proposals:

1.

To elect eight directors nominated by the Company’s Board of Directors (the “Board of Directors” or the “Board”), each to serve for a one-year term expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”);

2.	To approve, on an advisory basis, the Company’s named executive officer compensation;

3.	To hold an advisory vote on the frequency of future advisory votes to approve named executive officer compensation;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The close of business on April 24, 2023 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. We are making this Notice of 2023 Annual Meeting and proxy statement first available on or about May 1, 2023.

Your vote is important. Unless you attend the Annual Meeting and vote in person, please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials in hand and follow the below instructions:

By Phone - You can vote your shares by calling (844) 326-5741 toll free through 11:59 p.m. Eastern time on June 19, 2023

By Internet - You can vote your shares online at www.proxypush.com/BKD through 11:59 p.m. Eastern time on June 19, 2023

By Mail - You can complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope provided

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2023: This proxy statement and our 2022 Annual Report to Stockholders (the “2022 Annual Report”) are available at www.proxydocs.com/BKD.

By Order of the Board of Directors

Chad C. White

Executive Vice President, General Counsel and Secretary

Brookdale Senior Living Inc.

2023 Proxy Statement

2023 PROXY STATEMENT	i

Proxy Statement Summary

Information about the Annual Meeting

Whether or not you expect to attend the Annual Meeting, we strongly encourage you to vote as soon as possible to ensure your shares are represented and voted at the meeting. See page 4 for more details about attending the Annual Meeting.

Date and Time	Location	Record Date
Tuesday, June 20, 2023 10:00 a.m. Central Time	Brookdale Senior Living Inc. 111 Westwood Place Brentwood, Tennessee	April 24, 2023

2023 Proposals

The Board recommends that you vote as follows. If you properly submit your proxy and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board.

Proposals	Unanimous Recommendation of the Board	Page Reference (for more detail)
1. Election of eight directors nominated by the Board, each for a one-year term expiring at the 2024 Annual Meeting	✔ FOR each nominee	5

2. Advisory approval of our named executive officer compensation	✔ FOR	61

3. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	✔ 1 YEAR	62

4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2023	✔ FOR	63

How to Vote

You can submit your proxy vote by any of the following methods:

You can vote your shares online at www.proxypush.com/BKD through 11:59 p.m. Eastern time on June 19, 2023	You can vote your shares by calling (844) 326-5741 toll free through 11:59 p.m. Eastern time on June 19, 2023	You can complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope provided	You can vote your shares by attending the 2023 Annual Meeting and voting in person

ii

Proxy Statement Summary

Director Nominees and Board Composition

The Board has unanimously nominated each of the eight current directors for election at the 2023 Annual Meeting for a one-year term expiring at the 2024 Annual Meeting. The Board seeks composition of its members that reflects an appropriate balance of knowledge, experience, skills, expertise, and diversity in order to support our business strategy. The following tables reflect the experience and core competencies, and the diversity, of the Board.

Experience and Core Competencies	Asher	Baier	Bromley	Bumstead	Freed	Sansone	Warren	Wielansky

Current or Former CEO		✔	✔	✔		✔		✔

Current or Former CFO		✔	✔			✔	✔

Senior Housing Operations		✔				✔

Healthcare (Operations & Strategy)	✔	✔				✔	✔

Healthcare (Clinical)	✔

Hospitality		✔			✔

Sales & Marketing					✔

Real Estate		✔	✔			✔		✔

Finance		✔	✔	✔		✔	✔	✔

Mergers & Acquisitions		✔	✔	✔		✔	✔	✔

Risk Management	✔	✔	✔	✔			✔

Other Public Board Service		✔	✔	✔	✔	✔	✔	✔

Board Demographic Matrix			Commitment to Board Diversity

Total Number of Directors	8		The Board is committed to ensuring it includes diverse representation, demonstrated by its membership, which includes 38% women and 25% U.S. veteran representation. In addition, the Board previously included racially diverse representation, until the resignation of Rita Johnson-Mills on July 29, 2022. Brookdale has signed on to The Board Challenge and committed to help foster continued efforts to improve the representation of Black directors on public boards. In addition, Ms. Baier serves on the NYSE Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors.
Independent Directors	7 (88%)
Average Tenure	6 years
Average Age	66
	Female	Male
Gender Identity	3 (38%)	5 (62%)
African American or Black	–	–
White	3 (38%)	5 (62%)
U.S. Veteran	–	2 (25%)

2023 PROXY STATEMENT	iii

Commitment to Governance Practices

Commitment to Governance Practices

Independent Non-Executive Chairman of the Board with robust authority, including to approve Board agendas and call and preside over meetings of the independent directors

Declassified Board such that all directors stand for election for annual terms

Bylaws contain majority voting standard for uncontested director elections

Bylaws contain proxy access procedures

Corporate Governance Guidelines limit service on other public company boards (no more than three for independent directors and no more than one for the CEO)

Annual evaluations of the Board and its committees

Meaningful director stock ownership guidelines (5x annual retainer)

Insider trading policy prohibits directors and executive officers from pledging or hedging Brookdale stock

No stockholder rights plan (poison pill) or similar plan

New director orientation and continuing education programs overseen by Nominating and Corporate Governance Committee

iv

General Information about the Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brookdale Senior Living Inc. (“Brookdale” or the “Company”) to be voted at the 2023 Annual Meeting of Stockholders to be held on Tuesday, June 20, 2023, and at any adjournment or postponement of the meeting (the “Annual Meeting” or the “2023 Annual Meeting”).

Distribution of Proxy Materials

On or about May 1, 2023, we expect to start mailing to holders of our common stock (other than those who previously requested electronic or paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials (“Notice”), which explains how to access the proxy materials online and to make the materials available on www.proxydocs.com/BKD. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice tells you how to access and review the proxy materials online. The Notice also tells you how to submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, follow the instructions in the Notice explaining how to request printed materials on a one-time or ongoing basis. Our proxy materials include the notice of the Annual Meeting, this proxy statement, and our 2022 Annual Report. Copies of these documents also are available on our website at brookdale.com/proxy. Except to the extent specifically incorporated herein, information contained or referenced on our website is not incorporated by reference into, and does not form a part of, this proxy statement.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 24, 2023, the record date for the Annual Meeting, are entitled to receive notice of, attend, and vote at the Annual Meeting. As of the record date, there were outstanding and entitled to vote 188,214,462 shares of our common stock, excluding restricted shares and restricted stock units (“RSUs”) for which the holders have no voting rights. Each share of our common stock entitles the holder to one vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices for the ten days before the Annual Meeting between 9:00 a.m. and 5:00 p.m. Central time and at the Annual Meeting for any purpose germane to the meeting.

Voting Choices and Recommendations of the Board

With respect to Proposal 1 (Election of Directors) you will have the choice to vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. With respect to each of Proposals 2 and 4, you will have the choice to vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to Proposal 3, you will have the choice to vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” The Board recommends a vote:

1.	“FOR” the election of each of the eight directors nominated by the Board, each for a one-year term expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”);

2.	“FOR” advisory approval of our named executive officer compensation;

3.	For the frequency of “1 YEAR” on the advisory vote regarding the frequency of future advisory votes to approve named executive officer compensation; and

4.	“FOR” ratification of the appointment of Ernst & Young LLP (“EY”) as independent registered public accounting firm for 2023.

2023 PROXY STATEMENT	1

General Information about the Annual Meeting

Stockholders of Record and Beneficial Holders

If your shares of common stock are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a registered holder of those shares. If you are the beneficial owner of shares of common stock held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder. If you hold your shares in “street name,” your broker or other custodian will vote your shares as you direct. However, if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters. When the broker exercises its discretion to vote on routine matters in the absence of voting instructions from you, a broker non-vote occurs with respect to the non-routine matters since the broker will not have discretion to vote on such non-routine matters. The election of directors (Proposal 1), the advisory approval of our named executive officer compensation (Proposal 2) and the advisory vote regarding the frequency of future advisory votes to approved named executive officer compensation (Proposal 3) will be considered non-routine matters. The ratification of the appointment of EY (Proposal 4) will be considered a routine matter. Therefore, if you hold your shares in “street name” and do not submit voting instructions to your broker or other custodian, they will only be authorized to vote your shares on Proposal 4.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for the transaction of business. We will count abstentions and broker non-votes for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

Voting Instructions and Information

 Voting Instructions

You may vote by proxy or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented and voted at the Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on your Notice or proxy card or, if you received a printed set of proxy materials by mail, by completing, signing, dating, and returning your proxy card in the postage-paid envelope provided. If you hold your shares through your broker or other custodian, please follow the instructions you received from the holder of record to vote your shares.

 Revoking or Changing Your Vote

Stockholders of record may revoke their proxy or change their vote at any time prior to exercise of the proxy at the Annual Meeting by:

•	Delivering a written notice of revocation to our Secretary at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027;

•	Submitting another properly completed proxy card with a later date;

•	Submitting another timely proxy via the phone or the Internet through 11:59 p.m. Eastern time on June 19, 2023; or

•	Attending the Annual Meeting and voting in person.

2

Voting Instructions and Information

Stockholders holding shares beneficially in street name should contact their broker or other custodian for instructions on how to revoke or change their voting instructions. For all methods of voting, the last vote properly cast will supersede all previous votes. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

 Voting of Proxies

If you properly submit your signed proxy card or voting instruction form, or complete your proxy by telephone or the Internet, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person. The Board currently has no reason to believe that any nominee will be unable to serve if elected.

The Board does not intend to bring any other business before the Annual Meeting, and it does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, proxies will be voted in accordance with the judgment of the persons designated as proxies.

Vote Required to Approve Proposals

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote required for approval	Effect of Abstentions	Effect of Broker Non- Votes

1. Election of directors	Majority of votes cast with respect to each director	No effect	No effect

2. Advisory vote to approve named executive officer compensation (say-on-pay)	Majority of shares present and entitled to vote on the matter	Against	No effect

3. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation

Majority of shares present and entitled to vote on the matter (but if no frequency option receives the affirmative vote of a majority of shares present and entitled to vote on the matter, the Board will consider the option receiving the highest number of votes as the preferred option of our stockholders)

		Against (unless none of the frequency options receives a majority, in which case no effect)	No effect

4. Ratification of appointment of independent registered public accounting firm for 2023	Majority of shares present and entitled to vote on the matter	Against	N/A

2023 PROXY STATEMENT	3

General Information about the Annual Meeting

Attending the Annual Meeting

Only stockholders as of the record date, or their duly appointed proxies, and invited guests of the Company may attend the Annual Meeting. Admission to the Annual Meeting will begin at approximately 9:30 a.m. Central time. In order to be admitted, you should:

•

bring current, government-issued photo identification, such as a driver’s license, and proof of ownership of common stock on the record date. If you are a holder of record, your identity will be checked against a list of registered holders at the Annual Meeting. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee, or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank, trustee, or other nominee that holds your shares of common stock;

•	leave your camera at home because cameras, transmission, broadcasting, and other recording devices will not be permitted in the meeting room;

•	be prepared to comply with security requirements, which may include, among other security measures, security guards searching all bags and attendees passing through a metal detector; and

•	arrive shortly after 9:30 a.m. Central time to ensure that you are seated by the start of the Annual Meeting.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership. If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

4

Proposal 1: Election of Directors

The Board is comprised of eight directors, and each of their terms will expire at the 2023 Annual Meeting. The Board has unanimously nominated each of the current directors for election at the 2023 Annual Meeting, each to hold office for a one-year term expiring at the 2024 Annual Meeting. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, the named proxies will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

The Company’s Bylaws provide that the election of director nominees at the 2023 Annual Meeting will be by the vote of the majority of the votes cast with respect to each director’s election. Accordingly, each director nominee will be elected if he or she receives more votes “FOR” his or her election than “AGAINST” his or her election. Shares that are not voted in the election of directors, including abstentions and broker non-votes, have no direct effect in the election of directors. Those shares, however, are taken into account in determining whether a sufficient number of shares are present to establish a quorum.

✔

The Board unanimously recommends that you vote “FOR” the election of each of the eight directors nominated by the Board, each for a one-year term expiring at the 2024 Annual Meeting. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the election of the Board’s nominees.

Board Composition

The process for evaluating our Board composition and identifying and evaluating director candidates is outlined below. Through this process, since 2019, the Board has enhanced its collective skills and experience by bringing on three new directors who have decades of operations, sales and marketing, and clinical experience in the senior housing, hospitality, and healthcare industries.

 Annual Evaluation of Board Composition

At least annually the Nominating and Corporate Governance Committee seeks input from each director regarding the composition of the Board. The Nominating and Corporate Governance Committee uses these results to assess with the Board whether the Board’s composition reflects an appropriate balance of knowledge, experience, skills, expertise, and diversity in order to support our business strategy. From time to time, the Nominating and Corporate Governance Committee may also seek and receive input from certain stockholders regarding the skills, experience, and other characteristics that stockholders believe would be beneficial to our Board composition. The Nominating and Corporate Governance Committee also reviews the size of the Board and, if deemed appropriate, will recommend to the Board any changes to its size.

 Identifying Director Candidates

The Nominating and Corporate Governance Committee may engage an independent search firm to conduct targeted searches to identify well-qualified candidates who meet the needs of the Board. When an independent search firm is used, the Nominating and Corporate Governance Committee retains the firm and approves payment of its fees. Potential director candidates may also be identified by the Nominating and Corporate Governance Committee by asking current directors and executive officers to notify the committee if they become aware of candidates who possess skills, experience, or other characteristics needed for the Board.

2023 PROXY STATEMENT	5

Proposal 1: Election of Directors

The Nominating and Corporate Governance Committee also will consider candidates recommended by stockholders, and its process for evaluating stockholder-recommended candidates is no different than its process for evaluating candidates suggested by search firms, directors, or executive officers. To make a formal nomination of a director candidate, a stockholder must comply with either the proxy access or advance notice provisions of our Bylaws. Proxy access permits a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two director nominees or 20% of the number of directors in office (rounded down to the nearest whole number), provided that the stockholders and nominees satisfy the requirements specified in our Bylaws. See “Stockholder Proposals for 2024 Annual Meeting” in this proxy statement for further information regarding the process for stockholders to formally nominate director candidates and the deadlines for making such nominations. Stockholders who wish to submit a nomination are encouraged to seek independent counsel about requirements under our Bylaws.

 Evaluating Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating director candidates and recommending nominees to the Board for Board membership. The Nominating and Corporate Governance Committee evaluates biographical and background information relating to director candidates and interviews candidates selected by the committee and by the Board in making its decisions whether to recommend director candidates to the Board. When evaluating director candidates, the Nominating and Corporate Governance Committee considers whether candidates have demonstrated, by significant accomplishment in their field, an ability to make a meaningful contribution to the Board’s oversight of our business, and the candidates’ reputation for honesty and ethical conduct in their personal and professional activities. The Nominating and Corporate Governance Committee also thoroughly examines a candidate’s senior housing, real estate, finance, operations, sales, marketing, healthcare, and other relevant experience, understanding of our business, educational and professional background, and contributions to diversity on the Board. In order to ensure that director candidates are able to commit the substantial time required to fulfill their Board responsibilities, the Nominating and Corporate Governance Committee also considers the number of public company boards and other boards on which the candidate is a member. Our Corporate Governance Guidelines limit the number of outside public company boards on which a director may serve (three for independent directors and one for the CEO). In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s tenure, past attendance at meetings, participation in and contributions to the activities of the Board, and participation in continuing education programs. Although the Nominating and Corporate Governance Committee considers directors’ tenure and age as part of its overall evaluation process, the Board does not believe that term limits or a mandatory retirement age are appropriate. The committee evaluates each candidate, including existing directors, in the context of the Board as a whole, with the objective of recommending director nominees who can best support our business strategy and represent stockholder interests through the exercise of sound judgment.

 Board Diversity

Diversity is one of the characteristics the Nominating and Corporate Governance Committee considers in identifying and evaluating director candidates, and the Board is committed to ensuring it includes diverse representation. The Board seeks directors who have different backgrounds, experiences, and perspectives, including race and gender characteristics, which the Board believes will enhance the quality of its deliberations and decisions. The Board’s diversity commitment is demonstrated by its membership, which includes 38% women and 25% U.S. veteran representation. In addition, the Board previously included racially diverse representation, until the resignation of Ms. Johnson-Mills on July 29, 2022. Brookdale has signed on to The Board Challenge and committed to help foster continued efforts to improve the representation of Black directors on public boards. In addition, Ms. Baier serves on the New York Stock Exchange (“NYSE”) Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors.

6

Majority Voting for Director Elections

 Director Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees our director orientation and continuing education programs. As part of the director orientation program, new directors engage in one-on-one introductory meetings with our business and functional leaders regarding our strategic plans, financial statements, and key issues, policies and practices. Chairs of the Board’s committees coordinate orientation for new committee members. Our senior management also meets regularly with our directors regarding specific functional topics of importance. The Nominating and Corporate Governance Committee highlights for directors available continuing education programs hosted by third parties on a variety of relevant topics, including corporate governance, risk management, compliance, and executive compensation. During 2022, all of our directors participated in director continuing education programs.

Majority Voting for Director Elections

Our Bylaws provide for a majority voting standard in uncontested director elections. Each director will be elected by a vote of the majority of votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For these purposes, a majority of votes cast means that the number of votes cast for a director’s election exceeds the number of votes cast against that director’s election, with abstentions and broker non-votes not counted as a vote cast either for or against. An election will be considered contested if as of the tenth day preceding the date we first mail our notice of meeting for such meeting to stockholders, the number of nominees exceeds the number of directors to be elected. Since the number of director nominees for election at the 2023 Annual Meeting does not exceed the number of directors to be elected, the director elections at the 2023 Annual Meeting will be subject to the majority voting standard.

In order for any person to be nominated by the Board for election as a director, such nominee must submit an irrevocable resignation, contingent on that nominee not receiving a majority of the votes cast in an election that is not a contested election and acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event a nominee fails to receive a majority of the votes cast in an election that is not a contested election, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation of such nominee, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant. Any nominee who tenders his or her resignation as described herein will not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board regarding whether to accept the resignation. If the Board accepts a nominee’s resignation, then the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the resulting vacancy or vacancies or to reduce the size of the Board. Each of the nominees for election at the 2023 Annual Meeting has submitted the irrevocable resignation described above.

2023 PROXY STATEMENT	7

Proposal 1: Election of Directors

Director Nominees

Biographical information for the eight current directors nominated for election at the 2023 Annual Meeting is set forth below.

Guy P. Sansone Non-Executive Chairman & Independent Director	Lucinda M. Baier Director, President and Chief Executive Officer

Director Since: October 2019

Age: 58

Public Company Directorships:

•   Pediatrix Medical Group, Inc.

(formerly known as Mednax, Inc.) (2020 – current)

•  Magellan Health, Inc.

(2019 – 2022)

•  Civitas Solutions, Inc.

(2009 – 2019)

•  Rotech Healthcare Inc.

(2004 – 2005)

Director Since: February 2018 Age: 58 Public Company Directorships: • The Bon-Ton Stores, Inc. (2007-2016)

Mr. Sansone joined Brookdale’s Board in October 2019 and became Non-Executive Chairman of the Board in January 2020. For more than 25 years, he has led efforts to optimize the performance of healthcare and senior housing companies. Mr. Sansone has served as Chairman and CEO of H2 Health, a leading regional provider of physical rehabilitation services and clinician staffing solutions, since February 2020. Prior to that, he served as a Managing Director of Alvarez & Marsal, a global professional services firm specializing in performance improvement for large, high profile businesses, where he served as Chairman of the firm’s Healthcare Industry Group, which he founded in 2004. Mr. Sansone also served as interim Chief Executive Officer of the Visiting Nurse Service of New York, the largest non-profit home and community-based health care organization in the United States, from November 2014 to December 2016 and, prior to that, served in various executive roles at numerous healthcare companies. His prior experience in the senior housing industry includes having served as Chief Restructuring Officer and a member of the Board of Erickson Retirement Communities and as a senior consultant to Sunrise Senior Living. Mr. Sansone has served as Chairman of the Board of Directors of Pediatrix Medical Group, Inc. (formerly known as Mednax, Inc.) since July 2020 and also serves and has served on the Boards of Directors of numerous investor-owned and not-for-profit companies, primarily in the healthcare industry. Mr. Sansone earned a B.S. in Economics from the State University of New York at Albany.

Ms. Baier has served as Brookdale’s President and Chief Executive Officer and as a member of the Board since February 2018, after having served as Brookdale’s Chief Financial Officer since December 2015. Ms. Baier joined Brookdale from Navigant Consulting, Inc. where she served as Executive Vice President and Chief Financial Officer since 2013. In addition, Ms. Baier has had multi-billion dollar operations responsibility, been the chief executive officer for a publicly-traded retailer, and served as an executive officer of a Fortune 30 company. She has served for more than a decade as a board member of public and private companies and organizations and currently serves on the board of directors of the National Investment Center for Seniors Housing & Care (NIC) and the Nashville Health Care Council, where she serves as Vice Chair. She is a member of the NYSE Board Advisory Council, which identifies and connects diverse board candidates to NYSE-listed companies seeking new directors. She also currently serves on Vanderbilt University Medical Center’s Board of Directors, including as a member of its Audit and Compliance Committee and Quality and Safety Committee. A number of organizations have recognized Ms. Baier, including the CEO Forum Group’s 2021 Top 10 CEOs Transforming Healthcare in America; Nashville Medical News’ Class of 2021 “Women to Watch”; Corporate Citizenship 2020 Award from the Committee for Economic Development of The Conference Board; one of McKnight’s 2020 “Women of Distinction”; and Nashville Business Journal’s “Most Admired CEO” list for three years. Ms. Baier is a Certified Public Accountant and a graduate of Illinois State University, with B.S. and M.S. degrees in Accounting.

Mr. Sansone’s executive, senior advisory, and board leadership of public and private organizations, including his extensive service to companies in the healthcare and senior housing industries, led to the conclusion that he should serve as a member of the Board.

Ms. Baier’s continued leadership and accomplishments in the areas of our people, portfolio, and operations and strong crisis management as the Company’s President and Chief Executive Officer, and her prior leadership roles at other companies, led to the conclusion that she should serve as a member of the Board.

8

Director Nominees

Jordan R. Asher, MD Independent Director	Marcus E. Bromley Independent Director

Director Since: February 2020 Age: 58 Brookdale Board Committees: • Investment • Nominating and Corporate Governance

Director Since: July 2017

Age: 73

Brookdale Board Committees:

•   Audit

•   Investment

Public Company Directorships:

•  CIM Mortgage Finance Trust
(2021)

•  Cole Credit Property Trust V, Inc. (2015 – 2020)

•  Cole Corporate Income Trust, Inc. (2011 – 2015)

•  Cole Credit Property Trust II, Inc. (2005 – 2013)

•  Cole Credit Property Trust III, Inc. (2008 – 2012)

•  Gables Residential Trust
(1993 – 2005)

Dr. Asher brings more than 20 years of expertise and a history of success in large matrixed, mission-based, national healthcare systems. Since 2018, he has served as the Chief Physician Executive and Senior Vice President of Sentara Healthcare, a large integrated delivery health system including a clinically integrated network and insurance company serving Virginia and North Carolina, where he has a wide range of responsibilities, including a focus on growth strategies for clinical care and development and implementation of value-based care and payment models. Prior to Sentara, Dr. Asher served in several executive roles with Ascension since 2006, including Chief Clinical Officer of its Ascension Care Management subsidiary from 2016 to 2018 with responsibility for network development and population and risk management, Chief Clinical Officer and Chief Innovation Officer of Ascension’s MissionPoint Health Partners subsidiary from 2015 to 2016, and Chief Medical Officer and Chief Integration Officer of MissionPoint Health Partners from 2011 to 2015. Dr. Asher earned a B.S. in Biology from Emory University, an M.D. from Vanderbilt University School of Medicine, and an M.S. in Medical Management from the University of Texas at Dallas and Southwestern Medical Center.

Mr. Bromley brings more than 45 years of real estate industry leadership experience. He served as Chairman of the Board and Chief Executive Officer of Gables Residential Trust from 1993 until 2000, and then as a member of its Board until the company was acquired in 2005. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner for the Southeast operation of Trammell Crow Residential Company. Mr. Bromley has served as a member of the Board of several non-listed real estate investment trusts, including serving as Non-Executive Chairman of Cole Credit Property Trust V, Inc. from June 2015 to August 2018. Mr. Bromley currently serves as a member of the advisory board of Sealy Industrial Partners, a private partnership specializing in the acquisition and operation of various industrial real estate properties. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina.

Dr. Asher’s deep experience in the evolving healthcare landscape, including a combination of clinical training and executive leadership experience, particularly in light of the healthcare industry’s transition to more integrated, value-based delivery and payment models, led to the conclusion that he should serve as a member of the Board.

Mr. Bromley’s significant executive, leadership, and advisory experience in the real estate industry, along with his service as a board member of a number of public and private companies, led to the conclusion that he should serve as a member of the Board.

2023 PROXY STATEMENT	9

Proposal 1: Election of Directors

Frank M. Bumstead Independent Director	Victoria L. Freed Independent Director

Director Since: August 2006

Age: 81

Brookdale Board Committees:

•   Compensation (Chair)

•  Nominating and Corporate Governance

Public Company Directorships:

•   Syntroleum Corporation

(1993 – 2014)

•   American Retirement Corp.

(1997 – 2006)

Director Since: October 2019

Age: 66

Brookdale Board Committees:

•   Compensation

•   Nominating and Corporate Governance (Chair)

Public Company Directorships:

•   ILG, Inc. (f/k/a Interval Leisure Group, Inc.) (2012 – 2018)

Mr. Bumstead has over 40 years of experience in the field of business and investment management and financial and investment advisory services, including representing buyers and sellers in a number of merger and acquisition transactions. Mr. Bumstead is a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents artists, songwriters and producers in the music industry as well as athletes and other high net worth clients, and has been with the firm since 1989. From 1993 to December 1998, Mr. Bumstead served as the Chairman and Chief Executive Officer of FBMS Financial, Inc., a registered investment advisor. He previously served as Chairman of the Board of Directors of the Country Music Association, Vice Chairman of the Board of Directors and Chairman of the Finance and Investment Committee of the Memorial Foundation, Inc., a charitable foundation, and as a member of the Board of Advisors of United Supermarkets of Texas, LLC and was Chairman of its Finance and Audit Committee. Mr. Bumstead received a B.B.A. degree from Southern Methodist University and a Masters of Business Management from Vanderbilt University’s Owen School of Management.

Ms. Freed brings more than 25 years of executive leadership in the areas of sales, customer service, and marketing, and has earned numerous awards for outstanding achievement in sales and marketing during her career. Ms. Freed is Senior Vice President of Sales, Trade Support and Service for Royal Caribbean International, having served in that role since 2008, where she oversees the largest sales team in the cruise line industry and also manages the company’s consumer outreach, reservations, group sales, and customer service functions. Prior to her service with Royal Caribbean, Ms. Freed worked for 29 years with Carnival Cruise Lines, where she served as Senior Vice President of Sales and Marketing during the last 15 years of her tenure. She is a trustee of the United Way of Miami-Dade County and serves as a member of the board of Jewish Adoption and Foster Care Options (JAFCO). Ms. Freed earned a bachelor’s degree in business with an emphasis in marketing from the University of Colorado.

Mr. Bumstead’s experience in business management and as a director of several public companies, along with his knowledge of the senior housing industry (through his prior service as a director of American Retirement Corporation), led to the conclusion that he should serve as a member of the Board.

Ms. Freed’s decades of executive leadership in sales, customer service, and marketing in the hospitality industry led to the conclusion that she should serve as a member of the Board.

10

Director Nominees

Denise W. Warren Independent Director	Lee S. Wielansky Independent Director

Director Since: October 2018 Age: 61 Brookdale Board Committees: • Audit (Chair) • Compensation Public Company Directorships: • Computer Programs and Systems, Inc. (2017 – current)

Director Since: April 2015

Age: 71

Brookdale Board Committees:

•  Audit

•  Investment (Chair)

Public Company Directorships:

•  Acadia Realty Trust

(2000 – current)

•   Isle of Capri Casinos, Inc.

(2007 – 2017)

•   Pulaski Financial Corp.

(2005 – 2016)

Ms. Warren brings more than 30 years of operational, financial and healthcare experience. Most recently, she served as Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals from October 2015 through December 2020, where she was responsible for the strategic, financial and operational performance of the organization’s network of facilities in the North Carolina Research Triangle area. Prior to that, from 2005 to September 2015, Ms. Warren served as Chief Financial Officer of Capella Healthcare, Inc., an owner and operator of general acute-care hospitals, as well as its Executive Vice President since January 2014, and as its Senior Vice President prior to that. Before joining Capella, she served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company from 2000 to 2001, as Senior Equity Analyst and Research Director for Avondale Partners LLC and as Senior Equity Analyst for Merrill Lynch & Co. She currently serves on the Board of Directors of Computer Programs and Systems, Inc., Newport Healthcare, Straive, and Virtusa, Inc. Ms. Warren is National Association of Corporate Directors (NACD) Directorship CertifiedTM and received a Corporate Directors Certificate from Harvard Business School. Ms. Warren earned a B.S. degree in Economics from Southern Methodist University and a M.B.A. from Harvard University.

Mr. Wielansky has more than 40 years of commercial real estate investment, management, and development experience. He currently serves as Chairman and CEO of Opportunistic Equities, which specializes in low income housing. He has also served as Chairman and CEO of Midland Development Group, Inc., which he re-started in 2003 and focused on the development of retail properties in the mid-west and southeast. Prior to Midland, he served as President and CEO of JDN Development Company, Inc. and as a director of JDN Realty Corporation. Before joining JDN, he served as Managing Director – Investments of Regency Centers Corporation, which in 1998 acquired Midland Development Group, a retail properties development company co-founded by Mr. Wielansky in 1983. Mr. Wielansky joined the Company’s Board of Directors in April 2015 and served as Non-Executive Chairman of the Board from February 2018 through December 2019. He also serves as Lead Trustee of Acadia Realty Trust and served as a director of Isle of Capri Casinos, Inc. from 2007 to 2017 and Pulaski Financial Corp. from 2005 to 2016. Mr. Wielansky received a bachelor’s degree in Business Administration, with a major in Real Estate and Finance, from the University of Missouri – Columbia, where he is currently a member of the Strategic Development Board of the College of Business. He also served on the Board of Directors of The Foundation for Barnes-Jewish Hospital.

Ms. Warren’s extensive executive, financial, and operational experience in the healthcare and other industries led to the conclusion that she should serve as a member of the Board.

Mr. Wielansky’s real estate investment, management, and development experience, as well as his service as a director of several public companies, led to the conclusion that he should serve as a member of the Board.

2023 PROXY STATEMENT	11

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines setting forth the expectations and standards the Board has with respect to the role, size, and composition of the Board and its committees, the functioning of the Board and its committees, evaluation of the Board and its committees, director compensation, succession planning, and other matters. The Board also has adopted a Code of Business Conduct and Ethics that applies to all employees, directors, and officers, as well as a Code of Ethics for Chief Executive and Senior Financial Officers, which applies to our President and Chief Executive Officer, Chief Financial Officer, principal accounting officer, and Treasurer. These guidelines and codes are available on the Investor Relations portion of our website at brookdaleinvestors.com. Any amendment to, or waiver from, a provision of such codes of ethics granted to a principal executive officer, principal financial officer, principal accounting officer, or controller, or person performing similar functions, or to any executive officer or director, will be posted on our website.

Director Independence

Our Corporate Governance Guidelines and the listing standards of the NYSE require that the Board be comprised of a majority of independent directors. The Board has affirmatively determined that seven of our eight directors, Mses. Freed and Warren, Dr. Asher, and Messrs. Sansone, Bromley, Bumstead, and Wielansky are “independent” under Section 303A.02 of the listing standards of the NYSE, and that former director Rita Johnson-Mills was independent prior to her resignation in July 2022. In each case, the Board affirmatively determined that none of such individuals had a material relationship with the Company. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards. There were no transactions, relationships, or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder). The Board also determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent, including that each member of the Audit Committee is independent under the listing standards of the NYSE and under section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Baier is not independent due to her employment as our President and Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the positions of Chairman of the Board and Chief Executive Officer and provide that the Board is free to choose its Chairman in any way that it deems best for the Company at any given time. However, since the date of our formation, the Board has separated the positions of Chairman and Chief Executive Officer in the belief that this structure improves management’s accountability to the Board. Mr. Sansone currently serves as Non-Executive Chairman of the Board, and Ms. Baier serves as President, Chief Executive Officer and director.

Risk Oversight

The business of the Company is managed with the oversight of the Board. As contemplated by the NYSE listing standards and as reflected in the charter of the Audit Committee, the Board has delegated to the Audit Committee the responsibility to discuss guidelines and policies governing the process by which our senior management and the

12

Social and Environmental Responsibility

relevant departments and functions of the Company (including our internal audit function) assess and manage our exposure to risk. To that end, the Audit Committee regularly reviews our processes for risk assessment and risk management, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews our exposure to cyber security risk, the effectiveness of our cyber security, and the knowledge, experience and capabilities of the Audit Committee and management with respect to cyber security and cyber security risk. Annually, the Compensation Committee conducts a risk assessment of our compensation programs. The Board regularly receives reports from management regarding our risk exposures and monitors our risk management activities.

Social and Environmental Responsibility

The Board is responsible for overseeing and ensuring our strategy is informed by the opportunities and risks associated with our human capital resources and environmental changes and looks to the Nominating and Corporate Governance Committee to report on various social and environmental topics. The Nominating and Corporate Governance Committee reviews management’s work to develop our social and environmental initiatives and reporting. As a business of people taking care of people, we focus on human capital management, including diversity and inclusion, workplace safety, and maximizing employee satisfaction and retention. Please see our 2022 ESG Report posted to our website at brookdale.com/esg for more information about our social and environmental initiatives.

Meetings of the Board

The Board met seven times in 2022. Each director attended at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during 2022. Our non-management directors, i.e., those who are not executive officers, meet in regularly scheduled executive sessions without management. Any non-management director may request that additional executive sessions be scheduled. Under our Corporate Governance Guidelines, our Non-Executive Chairman of the Board presides at executive sessions of our non-management directors. The Board has not adopted a formal policy that requires directors to attend our annual stockholders’ meetings, although they are invited and encouraged to attend. Seven of the then-incumbent members of the Board attended the 2022 annual meeting of stockholders.

Communications from Stockholders

The Board has in place a process for security holders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our General Counsel, be primarily responsible for monitoring communications from stockholders and provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Stockholders who wish to contact any non-management director, including the Non-Executive Chairman of the Board, or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, at such address.

2023 PROXY STATEMENT	13

Corporate Governance

Committees of the Board

The Board has four separate standing committees: the Audit Committee, the Compensation Committee, the Investment Committee, and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board with respect to committee membership assignments after consultation with the Chairman of the Board and the Chief Executive Officer. The Board is responsible for appointing committee chairs and members following review of such recommendations. The Board has adopted written charters for the standing committees, copies of which are available on the Investor Relations portion of our website located at brookdaleinvestors.com.

The following table identifies the current members of the Board’s standing committees and the number of meetings held by each committee during 2022. The Non-Executive Chairman is invited to attend, and generally attends, the regularly scheduled meetings of the standing committees.

	Audit Committee	Compensation Committee	Investment Committee	NCG Committee

Jordan R. Asher			✓	✓

Marcus E. Bromley	✓		✓

Frank M. Bumstead		Chair		✓

Victoria L. Freed		✓		Chair

Denise W. Warren	Chair	✓

Lee S. Wielansky	✓		Chair

Number of Meetings in 2022	5	4	4	4

14

Committees of the Board

The following table provides information about the key responsibilities and functions of the Board’s standing committees.

Committee	Key Functions and Additional Information
Audit Committee

•  Reviews the audit plans and findings of the independent registered public accounting firm and our internal audit and compliance functions, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary

•  Reviews our financial statements (and related regulatory filings), including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm

•  Reviews our risk and control issues, compliance programs, and significant tax and legal matters

•  Appoints annually, in its sole discretion, the independent registered public accounting firm and evaluates its independence and performance, as well as sets clear hiring policies for our hiring of employees or former employees of the independent registered public accounting firm

•  Reviews our risk management processes

•  Reviews our exposure to cyber security risk, the effectiveness of our cyber security, and the knowledge, experience and capabilities of the Audit Committee and management with respect to cyber security and cyber security risk

•  The Board has determined that each of Ms. Warren and Messrs. Bromley and Wielansky is an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies.

Compensation Committee

•  Reviews and approves equity-related grants for our directors, officers, key employees, and consultants

•  Reviews and approves corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, evaluates the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and determines the Chief Executive Officer’s and other executive officers’ compensation based on that evaluation

•  Recommends to the Board the compensation of our non-employee directors

•  Oversees our compensation and employee benefit and incentive compensation plans, and administers our 2014 Omnibus Incentive Plan

Investment Committee

•  Reviews and approves (or recommends that the Board approve, as applicable) certain investments and proposed transactions on behalf of the Board

•  Reviews and evaluates (and makes recommendations to the Board regarding) our capital structure and financial strategies, our material capital allocation plans, and our dividend and share repurchase policies and programs

•  Performs such other responsibilities as may be delegated to it by the Board from time to time

Nominating and Corporate Governance Committee

•  Reviews the performance of the Board and incumbent directors and makes recommendations to the Board regarding the selection of candidates, qualification, and competency requirements for service on the Board and the suitability of proposed nominees as directors

•  Advises the Board with respect to our Corporate Governance Guidelines

•  Oversees the annual evaluation of the Board and its committees and our management

•  Reports to the Board on various social, environmental, and governance topics, and reviews management’s work to develop our social and environmental initiatives and reporting

2023 PROXY STATEMENT	15

Director Compensation

Non-Employee Director Compensation Program

The table below sets forth the elements of the non-employee director compensation program. No changes were made to the non-employee director compensation program for 2022 compared to the prior year.

Cash Fees	2022	Description

Annual Retainer	$ 100,000	Cash retainers are payable quarterly in arrears and are pro-rated for service less than the full year. Cash meeting fees are paid only if a director’s attendance exceeds six Board meetings or eight committee meetings per year and are payable quarterly in arrears. For 2022, each director had the opportunity to elect to receive either immediately vested shares or RSUs in lieu of up to 50% of quarterly cash compensation, as described below.
Annual Committee Chair Retainers:
Audit	$ 20,000
Compensation, NCG & Investment	$ 15,000
Meeting Attendance Fees:
Per Board Meeting	$ 3,000
Per Committee Meeting (Members Only)	$ 2,000

Equity Awards

Annual Grant of Immediately Vested Stock under 2014 Omnibus Incentive Plan	$ 135,000	Typically granted in February each year for service in the prior year and pro-rated for service less than the full year. Directors may elect to receive RSUs (as described below) in lieu of the immediately vested shares. If a director retires prior to the annual grant date or concludes his or her service at the expiration of his or her term of office, a pro-rata cash amount will be payable to the director at the time of retirement or expiration in lieu of the annual grant of immediately vested shares, in recognition of the partial year of service.

Initial Grant of Restricted Shares under 2014 Omnibus Incentive Plan	$ 100,000

Granted to each new non-employee director upon joining the Board and generally will be eligible to vest on the first anniversary of the director’s appointment to the Board, subject to the director’s continued service.

For 2022, each non-employee director had the opportunity to elect to receive either immediately vested shares or RSUs in lieu of up to 50% of the director’s quarterly cash compensation, and to elect to receive RSUs in lieu of the annual grant of immediately vested shares. Any such immediately vested shares elected are issued under our Director Stock Purchase Plan, and RSUs are issued under our 2014 Omnibus Incentive Plan. With respect to quarterly cash elections, the number of shares or RSUs to be issued is based on the closing price of our common stock on the date of issuance, or if such date is not a trading date, on the previous trading day’s closing price. Each RSU will be payable in the form of one share of our common stock following the director’s termination of service as a member of the Board.

16

Compensation of Non-Executive Chairman of the Board

Beginning in 2023, each non-employee director has the opportunity to elect to receive either immediately vested shares (issued pursuant to the Director Stock Purchase Plan) in lieu of up to 50%, or restricted stock units (issued under our 2014 Omnibus Incentive Plan) in lieu of up to 100%, of his or her quarterly cash compensation, consistent with the terms previously described. In addition, beginning with cash compensation to be earned for 2023 service, each non-employee director will have the opportunity to elect to defer up to 100% of his or her quarterly cash compensation pursuant to the Brookdale Senior Living Inc. Non-Employee Director Deferred Compensation Plan, which became effective December 12, 2022. Each participant in the plan will generally be entitled to receive payment of any amounts deferred under the plan upon the earliest to occur of the following: (A) thirty (30) days after the director’s separation from service; (B) thirty (30) days after the date of the director’s disability; (C) thirty (30) days after the date of the director’s death; (D) if elected by the director, a fixed date designated in a properly executed election form; or (E) within ten (10) days after the closing date of a change in control. Directors will not receive any earnings on deferred amounts.

Compensation of Non-Executive Chairman of the Board

The Board appointed Mr. Sansone as Non-Executive Chairman of the Board effective January 1, 2020. In connection with his appointment, the Committee recommended, and the Board approved, Mr. Sansone’s compensation arrangements, which include the compensation applicable generally to non-employee directors described above and an additional annual cash retainer of $100,000 for his service as Non-Executive Chairman. All cash amounts are payable as noted in the table above.

Director Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines that require each of our non-employee directors to maintain ownership of our stock with a value of at least 5.0x the non-employee director’s annual cash retainer for service on the Board, exclusive of any retainers for service as chairman of the Board or any of its committees and any cash meeting fees. Unvested equity awards do not generally count toward satisfaction of the guidelines. Stock ownership levels are required to be achieved by the fifth anniversary of the director’s initial appointment or election to the Board. Until the expected ownership level is achieved, each director is expected to retain at least 50% of any shares obtained through our stock incentive plans. As of April 24, 2023, each of our non-employee directors is in compliance with the guidelines and each, other than Dr. Asher, Ms. Freed and Mr. Sansone, owns stock with a value of at least 5.0x the annual cash retainer for service on the Board. Therefore, Dr. Asher, Ms. Freed and Mr. Sansone will be expected to retain at least 50% of any shares obtained through our stock incentive plans until the required holding level is met.

2023 PROXY STATEMENT	17

Director Compensation

Director Compensation for 2022

The following table sets forth the compensation awarded to, earned by, or paid to our directors for the year ended December 31, 2022, other than Ms. Baier whose compensation information is set forth under “Executive Compensation”. Each of the directors included in the table served for the full-year 2022, other than Ms. Johnson-Mills, who resigned from the Board effective July 29, 2022.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation	Total
Jordan R. Asher	$102,000	$134,998	$–	$236,998
Marcus E. Bromley	$105,000	$134,998	$–	$239,998
Frank M. Bumstead	$115,114	$134,998	$–	$250,112

Victoria L. Freed	$118,000	$134,998	$–	$252,998

Rita Johnson-Mills	$66,563	$134,998	$–	$201,561

Guy P. Sansone	$203,000	$134,998	$–	$337,998

Denise W. Warren	$125,000	$134,998	$–	$259,998

Lee S. Wielansky	$117,000	$134,998	$–	$251,998

(1)

Represents the grant date fair value of the annual grant of equity for the previous year served awarded on February 10, 2022, computed in accordance with Accounting Standards Codification 718, Stock Compensation (“ASC 718”) consisting of: 24,545 immediately vested shares for each of Directors Asher, Bumstead, Freed, Johnson-Mills, Sansone, Warren, and Wielansky; and 24,545 vested RSUs for Director Bromley (issued in lieu of immediately vested shares at his election). See Note 2 to our Consolidated Financial Statements included in our 2022 Annual Report for a summary of the assumptions made in the valuation of these awards.

(2)

As of December 31, 2022, none of the directors held any unvested stock awards, and the following directors held the number of vested RSUs indicated: Mr. Bromley–65,272; Ms. Freed–26,522; and Mr. Sansone–26,522.

18

Executive Officers

The following table sets forth certain information concerning our executive officers as of May 1, 2023. See “Director Nominees” above for biographical information for Ms. Baier.

Name	Age	Position

Lucinda M. Baier	58	President, Chief Executive Officer and Director

Laura E. Fischer	40	Division Vice President – West

George T. Hicks	65	Executive Vice President – Finance and Treasurer

H. Todd Kaestner	67	Executive Vice President – Corporate Development and President – CCRCs

Dawn L. Kussow	49	Executive Vice President and Chief Financial Officer

Jaclyn C. Pritchett	38	Executive Vice President – Human Resources

Benjamin J. Ricci	61	Division Vice President – East

Chad C. White	47	Executive Vice President, General Counsel and Secretary

Laura E. Fischer joined Brookdale in 2017 and has served as the Division Vice President of Operations over the West Division since fall of 2021. She previously served as Regional Vice President from 2019 to 2021 and as District Director of Operations from 2017 – 2019. Ms. Fischer has more than 20 years of experience in operations in the senior living industry beginning her career as an Administrative Director in 2002. She received a Bachelor’s degree in Business from W.P. Carey School of Business at Arizona State University (ASU) and is currently pursuing her MBA from ASU. Ms. Fischer serves as a board member for the California Assisted Living Association and was named in the 2021 class of Aging Media Network’s Future Leaders in the Senior Housing Division.

George T. Hicks became our Executive Vice President – Finance in July 2006, and our Treasurer in January 2016. Prior to July 2006, Mr. Hicks served as Executive Vice President – Finance and Internal Audit, Secretary and Treasurer of American Retirement Corporation (ARC) since September 1993. He had served in various capacities for ARC’s predecessors since 1985, including Chief Financial Officer from September 1993 to April 2003 and Vice President – Finance and Treasurer from November 1989 to September 1993. Mr. Hicks received a bachelor’s degree with distinction in philosophy from Stanford University in 1979 and an M.B.A. in finance from the University of Tennessee in 1982.

H. Todd Kaestner became our Executive Vice President – Corporate Development and President – CCRCs in August 2021. Prior to that, Mr. Kaestner served as our Executive Vice President – Asset Management and Division President – Entry Fee since June 2019 and Executive Vice President – Corporate Development since July 2006. Prior to joining Brookdale, Mr. Kaestner served as Executive Vice President – Corporate Development of American Retirement Corporation since September 1993 and served in various capacities for ARC’s predecessors since 1985, including Vice President – Development from 1988 to 1993 and Chief Financial Officer from 1985 to 1988. Mr. Kaestner is an honors graduate of Vanderbilt University, where he studied economics, and holds an M.B.A. in finance and economics from University of Louisville.

Dawn L. Kussow joined Brookdale in March 2007 and has served as Brookdale’s Executive Vice President and Chief Financial Officer since February 2023. She also served as Brookdale’s Interim Chief Financial Officer from August 2022 to October 2022. Ms. Kussow previously served as Senior Vice President and Chief Accounting Officer from January 2016 until January 2023, Vice President and Corporate Controller from February 2014 to January 2016, Senior Director of Financial Reporting from June 2009 until January 2014, and Director of Financial Reporting from March 2007 until May 2009. Ms. Kussow is a Certified Public Accountant. Before joining Brookdale, Ms. Kussow

2023 PROXY STATEMENT	19

Executive Officers

served as Director of Financial Reporting for AON Hewitt from 2005 until 2007 and practiced nine years at Deloitte & Touche, LLP, including an international assignment. She received a B.S. in Accounting from Marquette University. Ms. Kussow also serves as a member of the Finance Committee for the Betty Brinn Children’s Museum.

Jaclyn C. Pritchett joined Brookdale in 2016 and has served as Executive Vice President – Human Resources since March 2022. She previously served as Senior Vice President – Human Resources since January 2021, Senior Vice President – HR Field Operations and Talent Management from October 2020 until January 2021, Vice President of HR Field Operations from March 2019 until October 2020, and in other human resources management roles from 2016 to February 2019. Before joining Brookdale, Ms. Pritchett served as Senior Manager of Leadership Development at Bridgestone Americas. Ms. Pritchett received her B.A. in Psychology from Auburn University, as well as a Master’s degree in Industrial-Organizational Psychology from Middle Tennessee State University. She currently serves on the board of directors for New Frontiers and as Executive Sponsor, Leadership Development for Middle Tennessee Society for Human Resource Management.

Benjamin J. Ricci joined Brookdale in August 2013 and has served as Division Vice President of Operations for the East Division since July 2021. He previously served as our Senior Regional Vice President of Operations from 2013 until 2018. Before joining Brookdale, Mr. Ricci was a Regional Vice President of Operations for the New England Region with Horizon Bay. In 2011, he was part of Brookdale’s acquisition of Horizon Bay and became the Regional Vice President of Operations for the Northeast Region. Mr. Ricci has more than 30 years of experience in the Senior Living industry. Mr. Ricci received a Bachelor’s of Science Degree in Business Administration from Providence College. Mr. Ricci has served as the Board Chair of the Rhode Island Assisted Living Association from 2009 to 2011. He has also served on the board of the Massachusetts Assisted Living Association since 2016.

Chad C. White joined Brookdale in February 2007 and has served as our Executive Vice President since January 2018, our General Counsel since March 2017 and our Secretary since March 2013. He previously served as our Senior Vice President and General Counsel from March 2017 until January 2018, our Senior Vice President and Co-General Counsel from July 2014 to March 2017, our Vice President and Co-General Counsel from March 2013 to July 2014, and our Associate General Counsel and Assistant Secretary prior to that. Before joining Brookdale, Mr. White served in legal roles with Dollar General Corporation and Bass, Berry & Sims PLC. Mr. White received his law degree from the Vanderbilt University School of Law where he was elected to the Order of the Coif, and a B.S. in Mass Communication and Political Science from Middle Tennessee State University.

20

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the key elements of our executive compensation program and compensation decisions regarding the following named executive officers (NEOs) for 2022:

Name	Position

Lucinda M. Baier	President and Chief Executive Officer

Dawn L. Kussow	Executive Vice President and Chief Financial Officer

Chad C. White	Executive Vice President, General Counsel and Secretary

H. Todd Kaestner	Executive Vice President – Corporate Development and President – CCRCs

Steven E. Swain	Former Executive Vice President and Chief Financial Officer

Kevin W. Bowman	Former Executive Vice President – Community Operations

Each of the named executive officers served in the roles indicated for the full-year 2022, except that, during 2022, Ms. Kussow served as Senior Vice President and Chief Accounting Officer for the full year and as Interim Chief Financial Officer from August 17, 2022 until October 3, 2022 in connection with a temporary medical leave of absence taken by Mr. Swain during that period.

Ms. Kussow was appointed to serve as Executive Vice President and Chief Financial Officer effective February 24, 2023. Mr. Swain’s service as Executive Vice President and Chief Financial Officer was terminated without cause effective as of such date, and Mr. Bowman’s service as Executive Vice President – Community Operations was terminated without cause effective January 12, 2023.

2023 PROXY STATEMENT	21

Executive Compensation

 Executive Compensation Program Highlights

 What We Do

Pay for Performance A significant portion of our NEOs’ target direct compensation is awarded in the form of variable, at-risk compensation based on company performance.

Clawback Policy Clawback policy provides the Compensation Committee the ability to recover or require the forfeiture of performance-based compensation paid as a result of any material financial restatement or material miscalculation of a financial metric used to determine the vesting or payment of performance-based compensation.

Caps on Annual Incentive Payouts Payouts under our annual cash incentive plan are capped.

Annual Say on Pay “Say-on-pay” advisory vote conducted annually to solicit stockholders’ views on our executive compensation programs.

Robust Stock Ownership Guidelines Ownership guidelines require our CEO, CFO, and other executive officers to hold stock valued at 5x, 4x, and 3x base salary, respectively.

Annual Risk Assessment The Committee conducts a compensation program risk assessment annually.

 What We Do NOT Do

No Above Median Benchmarking The Committee aims to provide target total direct compensation for NEOs that is within or below the market median range identified in the independent compensation consultant’s market study.

No Defined Benefit Plans/SERPs We do not sponsor any defined benefit pension or supplemental executive retirement plans (SERPs).

No Tax Gross Ups Tax gross-ups are not provided except in the limited circumstance of certain relocation expenses.

No Excessive Perquisites Minimal perquisites are provided, other than certain relocation expenses.

No Guaranteed Incentive Compensation Our annual incentive plan and performance-based long-term incentive awards do not have minimum guaranteed payout levels–this compensation is “at risk.”

No Pledging or Hedging Our insider trading policy prohibits all our directors and executive officers from pledging or hedging Brookdale stock.

No Stock Options We have never granted stock options

2022 Target Total Direct Compensation Mix (1)

(1)

Represents elements of 2022 target total direct compensation and, for other NEO’s, the average of such other NEO’s pay mix elements. See “Summary of 2022 Compensation Program” below for more information.

22

Compensation Discussion and Analysis

 Compensation Philosophy

The Compensation Committee (the “Committee”) intends to ensure market-competitive executive compensation opportunities through a program designed to:

•

emphasize pay for performance by linking a significant portion of target total direct compensation to variable, at-risk components measured by our short- and long-term financial performance and other objectives designed to focus executives on key strategic initiatives;

•	align our executives’ long-term interests with those of our stockholders; and

•	attract and retain key executives to execute on our strategy.

In determining the appropriate level and mix of compensation for each executive officer, the Committee takes into account the officer’s experience, scope of responsibility, individual performance, and retention risk; the Committee’s independent consultant’s market compensation studies; management input; internal equity; and other information as it deems necessary and appropriate. No pre-determined weighting is assigned to any factor, and the emphasis placed on a specific factor may vary among executive officers, reflecting market practice, business needs, and retention and succession considerations at the time compensation decisions are made.

2023 PROXY STATEMENT	23

Executive Compensation

 Principal Elements of Compensation

Our 2022 executive compensation program generally consisted of the following principal elements:

Element	Form	Description	Link to Stockholder Value

Base Salary	Cash	Amount intended to reflect the level and scope of responsibility, experience, and skills of an executive, the individual performance of the executive, retention risks, and competitive market practices.	Assists us in attracting, and encourages retention of, key executives through an amount of fixed income paid throughout the year.

Annual Incentive Plan	Cash	Opportunity is at-risk with no guaranteed payout. Level of payout tied to achievement of financial and strategic objectives approved by the Committee each year, which generally are reflective of, and support, our annual budget and business plan, including a new ESG-related goal focused on our inclusion and diversity initiatives.	Focuses executives on taking steps necessary to meet expectations set forth in the annual budget and business plan, including for 2022 continuing to recover from the COVID-19 pandemic and furthering our inclusion and diversity efforts, which the Committee believes will in turn drive longer-term performance results.

Long- Term Incentive Awards	50%–Time-Based RSUs	Eligible to vest ratably in four annual installments beginning approximately one year following the grant date, subject to continued employment.	Promotes retention, stock ownership, and alignment of executives’ long-term interests with those of our stockholders.

	50%–Performance-Based RSUs	Opportunity is at-risk with no guaranteed vesting. 75% of the 2022 award is eligible to vest in February 2025 based on year-over-year same community revenue per available unit (“RevPAR”) growth for 2022, 2023 and 2024, and 25% of the award is eligible to vest in February 2026 based on our 3-year relative total shareholder return (“TSR”) performance. RevPAR is a key performance metric that reflects the impact of both occupancy and rate.	Encourages executives to focus on initiatives to continue to recover from the COVID-19 pandemic, including recovering lost occupancy while maintaining rate discipline, and increasing the market value of our common stock.

24

Compensation Discussion and Analysis

Process for Determining Executive Compensation

The Committee’s process for determining executive compensation is outlined below, including the roles of the Committee, results of our annual say-on-pay advisory vote, the Committee’s independent consultant, our management, and our compensation peer group.

Role of the Committee

The Committee, which is comprised solely of independent directors, is responsible for developing, reviewing annually, and administering our compensation program and plans applicable to our executive officers. The Committee meets regularly, typically at least four times per year, to approve all decisions regarding the compensation of our executive officers. Compensation decisions regarding our President and Chief Executive Officer are also approved by the independent members of the Board. The Committee reports on its actions to the full Board following each Committee meeting. In fulfilling its responsibilities with respect to executive compensation, the Committee reviews and approves:

•	Any changes to our executive compensation philosophy;

•	The base salary, levels of incentive-based compensation, and all other compensation or perquisites of our executive officers;

•	The design and framework of our incentive-based compensation plans and awards, including the applicable performance objectives and targets;

•	Levels of achievement under such performance objectives and targets;

•	Updates to our compensation peer group;

•	Any employment agreements or severance arrangements with our executive officers; and

•	Compliance with, and any changes to, our officer stock ownership and retention guidelines.

Role of Say-on-Pay Vote

The Committee considers the results of our annual say-on-pay advisory vote and other feedback received from stockholders throughout the year when making executive compensation decisions. At our 2022 annual meeting of stockholders, approximately 87% of the votes cast on the say-on-pay advisory vote were in favor of our executive compensation program, which the Committee believes affirmed our stockholders’ support of our executive compensation approach and provided assurance the program was reasonable and aligned with stockholder expectations. The Committee values the opinions expressed by stockholders and took this level of support into consideration when making decisions in 2023.

Role of Independent Compensation Consultant

As a best practice, the Committee periodically evaluates its selection of an independent compensation consultant. For 2022 executive compensation decisions, the Committee determined to continue to engage F.W. Cook & Co., Inc. (the “Consultant”) as its independent compensation consultant. The Consultant reports directly to the Committee, which has the direct responsibility for appointment, compensation, and oversight of the work of the Consultant. From time to time at the request of the Committee, the Consultant provides recommendations regarding the design and framework of, and amounts awarded under, our executive compensation programs, recommends updates to our compensation peer group and conducts independent market compensation studies using that peer group and other published survey information, attends meetings of the Committee, and communicates with one or more members of the Committee outside of such meetings. For our 2022 compensation programs, the Consultant provided each of these services. The Committee conducted a specific review of its relationship with the Consultant and determined that the Consultant’s work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010 by the SEC and by the NYSE.

2023 PROXY STATEMENT	25

Executive Compensation

Role of Management

When making compensation decisions, the Committee considers input from our President and Chief Executive Officer and certain of our other executive officers. Such input generally includes providing information and analyses for review and advising the Committee concerning compensation decisions (other than when their own compensation is determined) and the design, framework, and performance objectives of our incentive-based compensation plans and awards. Our President and Chief Executive Officer provides compensation recommendations related to our other executive officers for the Committee’s consideration.

Compensation Peer Group

Typically annually, the Committee reviews and approves a compensation peer group comprised of companies recommended by the Consultant. The compensation peer group data is then used by the Consultant when preparing independent market compensation studies for the Committee. The Committee generally uses such peer group data and the Consultant’s studies:

•	To assess the competitiveness of the target direct compensation and underlying pay mix awarded to our executive officers; and

•	To evaluate the design, framework, and performance objectives of our incentive-based compensation plans and awards.

The Committee, as advised by the Consultant, generally considered base salary and target annual cash compensation within a range of +/- 15%, and target total direct compensation within a range of +/- 20%, of median as reported in the Consultant’s market compensation studies to be competitive. Median compensation rates are one of many factors the Committee considers when determining target pay opportunities for our executive officers. Other factors include the executive’s qualifications, experience, and scope of responsibilities; recruiting considerations; internal pay parity; and Company and individual performance, among others.

For 2022 compensation decisions, the Consultant recommended updates to our compensation peer group used for 2021 compensation decisions. The peer group used to inform 2022 target compensation opportunities included 17 companies in the health care facilities, healthcare services, healthcare REIT, hospitality, and restaurant industries. The Committee believes that inclusion of companies from these industries is reflective of the talent market for our business. The peer group companies chosen from the various industries are intended to be reasonably comparable to Brookdale in terms of their median levels of revenue, market capitalization, enterprise value, EBITDA, and/or number of employees. For 2022 compensation decisions, the Committee determined to remove Norwegian Cruise Line Holdings Ltd and to add Brinker International, Inc. and Mednax, Inc. (now known as Pediatrix Medical Group, Inc.) to more closely align the median levels of financial metrics of the peer group with ours.

2022 Peer Group

Acadia Healthcare Company, Inc.	Encompass Health Corporation	Quest Diagnostics Incorporated

Amedysis, Inc.	Hyatt Hotels Corporation	Select Medical Holdings Corporation

Bloomin’ Brands, Inc.	LHC Group, Inc.	The Ensign Group, Inc.

Brinker International, Inc. Chemed Corporation Community Health Systems, Inc.	Mednax, Inc. (now known as Pediatrix Medical Group, Inc.)	Universal Health Services, Inc. Welltower Inc. Wyndham Hotels & Resorts, Inc.
National Healthcare Corp.

26

Compensation Discussion and Analysis

2022 Compensation Decisions

Summary of 2022 Compensation Program

Annual Compensation Decisions

When making annual executive compensation decisions in February 2022, the Committee considered the Consultant’s market compensation study based on the updated peer group adopted by the Committee for 2022, our 2022 business plan, performance objectives under our incentive plans, and the responsibilities and individual performance of each executive officer. Compensation decisions for Ms. Kussow are discussed separately under “Compensation Arrangements with Ms. Kussow” below.

Following conclusion of this review, the Committee found that Ms. Baier’s target total direct compensation was in the market median range in total and by component, though her salary was near the lower end of the market median range. The Committee determined that the target total direct compensation of Mr. White was near the low end of the market median range, that the target total direct compensation of Mr. Swain was in the market median range and that the target total direct compensation of Mr. Bowman was below the market median range, due to the short period of time he had served in his new role. Because Mr. Kaestner’s role is somewhat different than any of the executive roles reflected by the market data, no external comparison was considered. In reviewing Mr. Kaestner’s target total direct compensation, the Committee also took into account his scope of responsibilities and internal pay equity.

The Committee determined to increase Ms. Baier’s base salary by approximately 4% and to increase the base salaries for Messrs. White, Kaestner, Swain and Bowman by approximately 9%, 10%, 3% and 6%, respectively, due to the factors noted above. The Committee determined not to adjust the target annual incentive awards as a percent of base salary for the executive officers, other than for Messrs. Kaestner and White, whose target annual incentive opportunities were increased from 70% of base salary to 80% of base salary for 2022. In 2021, the Committee’s decisions on target long-term incentive grant value increases from 2020 reflected external market data, but also the Committee’s desire to motivate management’s continued focus on recovery from the pandemic. Because a portion of these increases was not intended to be part of each executive’s ongoing annual target compensation, 2022 target long-term incentives were lower than 2021 for certain executives.

After giving effect to the changes noted above and the changes in target long-term incentive award values reflected in the table below, the Committee determined that the target total direct compensation of each such named executive officer was in the market median range.

The table below sets forth the annual compensation decisions with respect to the named executive officers other than Ms. Kussow. The table excludes the amounts reported in the All Other Compensation column of the Summary Compensation Table (generally employer matching on our 401(k) plan, employer-paid premiums on life and disability insurance and the incremental cost to us of relocation expenses).

	2022 Base Salary	Change v. 2021	2022 Target Annual Incentive Opportunity	Change v. 2021	2022 Grant Value of Long- Term Incentive Awards (1)	Change v. 2021	2022 Target Total Direct Compensation	Change v. 2021

Ms. Baier	$ 975,000	4%	135%	–	$5,000,006	(10)%	$7,291,256	(6)%

Mr. White	$ 465,000	9%	80%	14%	$650,001	1%	$1,487,001	9%

Mr. Kaestner	$ 430,000	10%	80%	14%	$450,010	(7)%	$1,224,010	7%

Mr. Swain	$ 590,000	3%	100%	–	$1,775,004	(8)%	$2,955,004	(4)%

Mr. Bowman(2)	$ 475,000	6%	100%	–	$850,003	13%	$1,800,003	9%

(1)

The dollar amount of the long-term incentive awards, and the percentage change versus 2021, is based on the grant value of such awards (i.e., the number of RSUs granted at target performance, multiplied by the stock price on the date of grant and, with respect to the performance-based cash

2023 PROXY STATEMENT	27

Executive Compensation

awards granted in 2021, the target amount of cash). Other than with respect to Mr. Bowman, the percentage change versus 2021 also reflects the impact of certain increases in long-term incentive award target grant values that had been made in 2021, which were not intended to be part of the ongoing annual target total compensation for each such named executive officer.

(2)

For Mr. Bowman, the percentage change versus 2021 amounts are based on (and compared to) his compensation arrangements in effect at the end of 2021, as reflected in his offer letter dated September 13, 2021.

Compensation Arrangements with Ms. Kussow

During 2022, Ms. Kussow served as our Senior Vice President and Chief Accounting Officer, and she was generally entitled to participate in our compensation programs applicable to our senior vice president-level officers. At the beginning of 2022, her base salary was $334,000, which was increased to $349,999 effective May 8, 2022. For 2022, her target annual incentive opportunity (as a percentage of actual base earnings paid in 2022) was 50%, and she received an annual grant of long-term incentive awards in February 2022 with a grant value of $170,891 (as described further below). From August 17, 2022 until October 3, 2022, Ms. Kussow served as our Interim Chief Financial Officer. During her service as Interim Chief Financial Officer, Ms. Kussow was entitled to receive a monthly $25,000 special performance bonus in addition to her then-existing compensation arrangements (which would be pro-rated in the event of a partial month’s service).

Annual Incentive Plan

The named executive officers were eligible to participate in our 2022 annual incentive plan adopted by the Committee in February 2022. The 2022 annual incentive plan continued to be based on company financial and strategic objectives weighted 70% and 30% of target, respectively. For 2022, the Committee determined to return to the use of annual performance periods for the financial goals under our annual incentive plan (as compared to the semi-annual performance periods used in 2021), such that all performance measures were to be measured on an annual basis. Cash amounts payable under the plan were to be determined by the Committee following conclusion of fiscal 2022 based on our results relative to performance targets approved by the Committee. There were no guaranteed payout levels utilized, and the aggregate threshold and maximum payouts were 32.5% and 190%, respectively, of the target opportunity.

The Committee determined to use 2022 consolidated portfolio RevPAR and 2022 consolidated facility operating income (FOI) excluding the impact of COVID-19-related expenses and government relief as the financial objectives for the 2022 annual incentive plan, with the target levels of performance generally reflective of our 2022 budget approved by the Board at the beginning of 2022.

The strategic objectives focused on our human capital resources and included retention of key community leadership at our consolidated comparable community portfolio and retention of our corporate associates. Key community leadership generally includes our executive directors, health and wellness/nursing directors, and sales directors. The consolidated comparable community portfolio excluded approximately nine of our consolidated communities identified for disposition, undergoing renovations or significant remediation projects, temporarily closed due to hurricane or other natural disasters, and otherwise with significant capacity changes. In addition, the 2022 annual incentive plan also included an ESG-related strategic objective focused on our inclusion and diversity initiatives. Such objective measured our progress on designing, developing, and deploying the Brookdale EXPAND program and completing an initial cohort during 2022. The Brookdale EXPAND program is designed to help develop and prepare a diverse cohort of high potential community leaders who have interest in future roles as executive directors of our communities, and is comprised of a six month program that includes community experiences, department/product line rotation, training sessions, leadership assessment and a capstone.

28

Compensation Discussion and Analysis

The table below sets forth the performance objectives, weighting, performance targets, and our actual performance with respect to the 2022 annual incentive plan.

Objective	Weighting	Description and Link to Strategy and Business Plan

RevPAR	40%	RevPAR is a key performance metric that reflects the impact of both occupancy and rate. For purposes of the 2022 annual incentive plan, RevPAR was defined as our resident fee revenue for the consolidated communities portfolio (excluding revenue for private duty services provided to seniors living outside of our communities and entrance fee amortization) for the applicable period, divided by the weighted average number of available units in the portfolio for the period, divided by the number of months for the period. The Board and management use this measure in the budgeting process and when evaluating our results. This measure was intended to focus management on recovering occupancy lost due to the COVID-19 pandemic while maintaining rate discipline. The target levels of performance generally reflected our 2022 budget approved by the Board at the beginning of 2022.	Level	Payout	Target / Actual
			Maximum	200%	$4,350
			Target	100%	$4,223
			Actual	72%	$4,113
			Threshold	25%	$3,927

FOI (1)	30%	FOI was defined as our 2022 consolidated resident fee revenue less facility operating expense, excluding the impact of COVID-19 expenses and government relief. FOI reflects the net result of our revenue and the facility operating expenses of our consolidated senior housing portfolio, which are the largest drivers of our financial results and which management has the ability to impact on a day-to-day basis. The Board and management use this measure in the budgeting process and when evaluating our results. This measure was intended to focus management on recovering occupancy lost due to the COVID-19 pandemic while maintaining rate and expense discipline. The target levels of performance generally reflected our 2022 budget approved by the Board at the beginning of 2022 and would require management to significantly grow our FOI as part of our pandemic recovery efforts.	Level	Payout	Target / Actual ($ in MM)
			Maximum	200%	$719
			Target	100%	$672
			Threshold	25%	$571
			Actual	0%	$519

Key Community Leader Retention (FY 2022)	10%	Brookdale’s culture is based on servant leadership, and we believe engaged associates lead to an enhanced resident experience and lower turnover, leading to improved operations. The key community leader retention objective applied to the three key positions at our consolidated comparable communities (executive directors, sales directors, and health and wellness/nursing directors). The target level performance reflected a 100 basis points improvement from our 2021 performance for the 2022 comparable communities portfolio.	Level	Payout	Target / Actual
			Maximum	200%	68.2%
			Target	100%	65.7%
			Threshold	25%	64.7%
			Actual	0%	62.0%

Corporate Associate Retention (FY 2022)	10%	The corporate associate objective applied to our non-community-level associates. The target level performance reflected a 200 basis points improvement from our 2021 performance.	Level	Payout	Target / Actual
			Maximum	200%	85.3%
			Target	100%	82.8%
			Actual	26%	81.8%
			Threshold	25%	81.8%

ESG / Diversity-Related Goal	10%

The Committee believed it was appropriate to tie an element of executive officer compensation to progress on relevant ESG metrics. Given that we are a people-focused organization and one of our key strategies relates to attracting, engaging, developing and retaining the best associates, the Committee believed that the addition of a goal focused on our inclusion and diversity initiatives would be the most appropriate measure for 2022. For the 2022 plan, the actual goal was to design, develop and deploy the Brookdale EXPAND program (as described above) and have the initial cohort completed no later than October 31, 2022.

The threshold, target and maximum payout level for this goal was 100%, and the achievement of the goal was to be determined by the Committee following completion of the performance period. Following year end, the Committee confirmed that the goal had been achieved and certified payout at target level performance (i.e., 100%).

(1)

FOI is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement shows how we calculated FOI for 2022, including a reconciliation to the closest GAAP financial measure.

2023 PROXY STATEMENT	29

Executive Compensation

Long-Term Incentive Awards

For the 2022 executive officer compensation program, the Committee determined to return to our pre-pandemic practice of awarding all long-term incentive awards for named executive officers in the form of time- and performance-based RSUs (as compared to the mix of time-based RSUs and performance-based cash awards that was used in our 2021 compensation program). For the 2022 awards, the Committee used a 50/50 grant value mix of time- and performance-based full value awards (other than with respect to the awards to Ms. Kussow, which used a 75/25 grant value mix of time- and performance-based RSUs).

The agreements associated with the 2022 long-term incentive awards for the executive officers contain non-competition, non-solicitation, non-disparagement, and confidentiality covenants and set forth the treatment of such awards in connection with termination of employment and a change in control (as described below under “Potential Payments Upon Termination or Change in Control”). Consistent with the prior year, “double-trigger” acceleration of vesting applies in connection with a change in control. That is, vesting will only accelerate in connection with a change in control if either the awards are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, or the participant experiences a qualifying termination within 12 months after the change in control.

Each RSU is payable in the form of one share of our common stock upon vesting. To the extent we declare cash or stock dividends on our shares of common stock, the RSUs awarded will accrue cash equivalents or shares to be paid only to the extent the underlying RSUs ultimately vest (other than with respect to the RSUs awarded to Ms. Kussow in 2022, which were not entitled to any dividend rights prior to vesting).

Awards of Time-Based RSUs. The awards of time-based RSUs granted in February 2022 are eligible to vest ratably in four annual installments beginning February 27, 2023, subject to continued employment.

30

Compensation Discussion and Analysis

Awards of Performance-Based RSUs. With respect to the awards of performance-based RSUs granted in February 2022, 75% of the awards are eligible to vest on February 27, 2025 and 25% are eligible to vest on February 27, 2026, in each case subject to continued employment and achievement of performance objectives established by the Committee. The portion of the target award eligible to vest on February 27, 2025 is divided into three equal tranches. Achievement at the threshold, target, and maximum or above performance levels will result in vesting of 25% (or 50% for the tranche eligible to vest on February 27, 2026), 100%, and 150% of the RSUs in each tranche, respectively, with vesting percentages to be interpolated for performance between the levels specified in the table below. The weighting, performance objectives, and performance targets for the performance-based restricted shares are outlined below.

Performance Objective	Weighting	Description and Link to Strategy and Business Plan	Vesting Date	Performance Targets
2022 year-over-year growth of same community RevPAR (1)	25%	The Committee determined to use year-over-year growth in same community RevPAR to incentivize management to deliver long-term top-line growth by recovering occupancy lost due to the pandemic while maintaining rate discipline. RevPAR is a key performance metric utilized by the Board and management that reflects the impact of both occupancy and rate.	2/27/2025	Level	% of Target RSUs Vesting	2022 Growth
				Maximum	150%	12%
				Actual	105%	10.2%
				Target	100%	10%
					50%	8%
				Threshold	25%	7%

2023 year-over-year growth of same community RevPAR (1)	25%		2/27/2025	Level	% of Target RSUs Vesting	2023 Growth
				Maximum	150%	7.5%
				Target	100%	5%
					50%	2.5%
				Threshold	25%	1.25%

2024 year-over-year growth of same community RevPAR (1)	25%		2/27/2025	Level	% of Target RSUs Vesting	2024 Growth
				Maximum	150%	6%
				Target	100%	4%
					50%	2%
				Threshold	25%	1%

3-Year Relative TSR Compared to S&P Midcap 400 Index Companies (2)	25%

The relative total shareholder return (“TSR”) objective aligns our management’s priorities with those of our stockholders to establish and achieve long-term goals designed to increase the market value of our common stock relative to the constituent companies of a broad-based comparable index of companies.

			2/27/2026	Level	% of Target RSUs Vesting	Relative TSR Rank
				Maximum	150%	75th %ile
				Target	100%	50th %ile
				Threshold	50%	25th %ile

(1)

For purposes of these awards, same community RevPAR means the average monthly senior housing resident fee revenues per available unit of the same community portfolio as reported in our SEC filings for the applicable performance period. Same community RevPAR is calculated as resident fee revenues, excluding revenue for private duty services provided to seniors living outside our communities and entrance fee amortization, of the same community portfolio for the applicable fiscal year, divided by the weighted average number of available units in the same community portfolio for the applicable fiscal year, divided by twelve.

(2)

3-Year Relative TSR compares our compound annual TSR to the constituent companies of the S&P Midcap 400 index for the period beginning January 1, 2022 and ending December 31, 2024, assuming reinvestment of dividends or distributions. The award agreements provide that no additional RSUs beyond the target amount will vest and be issued on such tranche if our compound annual TSR is negative for the performance period.

2023 PROXY STATEMENT	31

Executive Compensation

Long-Term Incentive Awards Granted to Ms. Kussow

In February 2022, the Committee granted long-term incentive awards to Ms. Kussow with a target grant value of $170,891 using a 75/25 grant value mix of time- and performance-based awards, consistent with her role as Senior Vice President and Chief Accounting Officer. Seventy-five percent of the target grant value was awarded in time-based RSUs (representing 23,303 shares) and twenty-five percent of the target grant value was awarded in performance-based RSUs (representing 7,768 shares at target), in each case generally consistent with the terms described above.

2022 Tranche Performance

In February 2023, the Committee determined that our 2022 year-over-year growth in same community RevPAR was 10.2%, corresponding to an achievement level of 105% for the 2022 tranche of the performance-based long-term incentive awards granted to the named executive officers in 2022. As a result, the named executive officers received grants of the following number of additional RSUs for the above-target achievement: Ms. Baier–5,682; Ms. Kussow–97; Mr. White–739; Mr. Kaestner–511; Mr. Swain–2,017; and Mr. Bowman–966. Earned amounts for the 2022 performance period (including the additional RSUs granted in February 2023) will vest on February 27, 2025, subject to the executives’ continued employment (other than in the case of Messrs. Swain and Bowman, where continued employment is not required as a result of their terminations without cause by the Company).

2022 Compensation Results

Summary of Compensation Results

The table below sets forth the amount of compensation earned for 2022 by our named executive officers. The value of restricted shares and RSUs that vested is based on the closing price per share of our stock on the applicable vesting dates. The table excludes the amounts reported in the All Other Compensation column of the Summary Compensation Table (generally employer matching on our 401(k) plan, employer-paid premiums on life and disability insurance, and the incremental cost to us of relocation expenses).

	Base Salary Earned	Annual Incentive Earned	Value of Long Term Incentive Awards that Vested(1)	Special Performance Compensation(2)	Total Compensation Earned

Ms. Baier	$975,000	$545,739	$2,722,699	$–	$4,243,438

Ms. Kussow	$344,432	$71,282	$143,323	$36,957	$595,994

Mr. White	$465,000	$154,237	$292,614	$–	$911,851

Mr. Kaestner	$430,000	$142,628	$229,117	$–	$801,745

Mr. Swain	$590,000	$244,624	$728,734	$–	$1,563,358

Mr. Bowman	$475,000	$196,943	$110,552	$–	$782,495

(1)

Includes for Ms. Kussow and Mr. Bowman $10,680 and $10,937, respectively, associated with the vesting of the 2022 tranche of time-based cash long-term incentive awards granted to them in February 2021.

(2)	Represents a special performance amount paid to Ms. Kussow for her service as Interim Chief Financial Officer during a portion of 2022, as described above.

Annual Incentive Plan Results

As described above, based on our actual results for the year, the Committee determined that we achieved between threshold and target-level performance for the RevPAR-based financial objective under our annual incentive plan and that we did not achieve the threshold level of performance for the FOI-based financial objective.

32

Compensation Discussion and Analysis

For the strategic objectives under our annual incentive plan, the Committee determined that we did not achieve the threshold level of performance for the key community leader retention performance measure, that we achieved just over the threshold level of performance for the corporate retention objective and that we achieved the target level of performance for the ESG/diversity-related performance measure.

A summary of the achievement and payment to our named executive officers under the 2022 annual incentive plan applicable to executive officers is provided below. See “2022 Compensation Decisions–Annual Incentive Plan” above for the performance objectives and targets, and our actual performance, for each of the financial and strategic objectives.

	Financial Objectives (70% Weighting)		Strategic Objectives (30% Weighting)		Total

	Achieved	Payout	Achieved	Payout	Achieved	Payout

Ms. Baier	41.2%	$379,562	42.1%	$166,177	41.5%	$545,739
Ms. Kussow		$49,577		$21,705		$71,282
Mr. White		$107,272		$46,965		$154,237
Mr. Kaestner		$99,198		$43,430		$142,628
Mr. Swain		$170,136		$74,488		$244,624
Mr. Bowman		$136,974		$59,969		$196,943

Long-Term Incentive Awards Results

Summary of Vesting

During 2022, the named executive officers realized the compensation shown in the table below with respect to vesting of restricted shares, RSUs and cash long-term incentive awards granted prior to 2022. The value of shares that vested is based on the closing price per share of our stock on the vesting date. No outstanding performance-based long-term incentive awards previously granted to the named executive officers vested or were eligible to vest in 2022.

	Vesting of Time-Based Restricted Shares and RSUs Granted in 2018–2021		Vesting of Time-Based Cash Awards Granted in 2021	Total Vesting of Restricted Shares, RSUs and Cash Awards in 2022

	No. of Shares / RSUs	Value	Value	No. of Shares / RSUs	Value

Ms. Baier	388,957	$2,722,699	–	388,957	$2,722,699

Ms. Kussow	18,949	$132,643	$10,680	18,949	$143,323

Mr. White	41,802	$292,614	–	41,802	$292,614

Mr. Kaestner	32,731	$229,117	–	32,731	$229,117

Mr. Swain	111,446	$728,734	–	111,446	$728,734

Mr. Bowman	15,724	$99,615	$10,937	15,724	$110,552

2023 PROXY STATEMENT	33

Executive Compensation

Status of Outstanding Performance-Based Awards Granted Prior to 2022

As of December 31, 2022, the named executive officers held the number of performance-based RSUs and performance-based cash awards granted prior to 2022 as outlined below. Vesting of the performance-based awards is subject to continued employment and achievement of performance objectives established by the Committee. Performance below the threshold level of achievement has resulted or will result in forfeiture of the applicable award, and vesting percentages will be interpolated between the steps shown in the tables below.

2020 Performance-Based RSU Awards

In 2020, the Committee awarded performance-based RSUs to certain of the named executive officers, subject to the achievement of a relative TSR goal, with the targeted number of RSUs listed below. Based on our actual relative TSR results for the three years ended December 31, 2022, all of the performance-based RSUs eligible to vest on February 27, 2024, as outlined in the table below, were forfeited on February 15, 2023 due to failure to achieve the threshold level of performance.

Performance Objective	Vesting Date	% of Award Eligible to Vest	Goals	RSUs at Target

3-Year Relative TSR (1)	2/27/2024	150% (Max) 100% (Target) 50% (Threshold)	≥ 75th %ile 50th %ile 25th %ile	Ms. Baier	87,003
				Ms. Kussow	1,517
				Mr. White	9,766
				Mr. Kaestner	6,215
				Mr. Swain	30,185
				Mr. Bowman	–

(1)

3-Year Relative TSR compares our compound annual TSR to the constituent companies of the S&P Midcap 400 index for the three year period ending December 31, 2022, assuming reinvestment of dividends or distributions. The award agreements provided that no additional shares beyond the target amount were to be issued on such award if our compound annual TSR was negative for the performance period.

2021 Performance-Based Cash Awards

In February 2021, the Committee awarded performance-based cash long-term incentive awards to the named executive officers, with the targeted award amounts listed below.

Performance Objectives	Cash at Target

See table below for summary of performance objectives and achievement levels of completed performance periods	Ms. Baier	$2,765,000
	Ms. Kussow	$42,720
	Mr. White	$322,500
	Mr. Kaestner	$242,500
	Mr. Swain	$962,500
	Mr. Bowman	$43,750

Mr. Bowman also received a similar performance-based cash long-term incentive award in October 2021, with a target award amount of $72,466. Such award was subject to the same performance measures listed below (other than the relative TSR goal) and was eligible to vest on November 19, 2024.

34

Compensation Discussion and Analysis

Based on our actual levels of achievement of the resident and associate vaccine acceptance rate goals in 2021 and our actual level of achievement of the year-over-year RevPAR growth goal for 2022, the Committee has certified that 62.5% of the targeted cash amount from the 2021 tranche and 150% of the targeted cash amount from the 2022 tranche will be eligible to vest on February 27, 2024 (or November 19, 2024, in the case of Mr. Bowman’s October 2021 award). The actual levels of achievement of the 2023 RevPAR tranche and the 3-year relative TSR tranche will be determined following the completion of the performance period ending December 31, 2023. See “Payments in Connection with Mr. Swain’s Termination” and “Payments in Connection with Mr. Bowman’s Termination” below for a summary of the treatment of these awards upon their respective terminations on February 24, 2023 and January 12, 2023.

Performance Objective	Weighting (1)	Vesting Date	Performance Targets
2021 resident COVID-19 vaccine acceptance rate (50% sub-weighting)	25%	2/27/2024	Level	% of Target Cash Vesting	2021 Resident Vaccine Rate
			Maximum	150%	95%
			Actual	125%	93%
			Target	100%	90%
			Threshold	25%	75%

2021 associate COVID-19 vaccine acceptance rate (50% sub-weighting)		2/27/2024	Level	% of Target Cash Vesting	2021 Associate Vaccine Rate
			Maximum	150%	85%
			Target	100%	75%
			Threshold	25%	60%
			Actual	0%	57%

2022 year-over-year improvement to same community RevPAR(2)	25%	2/27/2024	Level	% of Target Cash Vesting	2022 Growth
			Actual	150%	10.2%
			Maximum	150%	3.5%
			Target	100%	2.5%
			Threshold	50%	1.5%

2023 year-over-year improvement to same community RevPAR(2)	25%	2/27/2024	Level	% of Target Cash Vesting	2023 Growth
			Maximum	150%	3.5%
			Target	100%	2.5%
			Threshold	50%	1.5%

3-Year Relative TSR Compared to S&P Midcap 400 Index Companies(3)	25%	2/27/2025	Level	% of Target Cash Vesting	Relative TSR Rank
			Maximum	150%	75th %ile
			Target	100%	50th %ile
			Threshold	50%	25th %ile

(1)

Mr. Bowman’s October 2021 award was weighted 33 1/3% between the 2021 vaccine acceptance rate goals, the 2022 RevPAR growth goal and the 2023 RevPAR growth goal and was eligible to vest on November 19, 2024. See “Payments in Connection with Mr. Bowman’s Termination” below for a summary of the treatment of his awards upon his termination on January 12, 2023.

2023 PROXY STATEMENT	35

Executive Compensation

(2)

For purposes of the 2021 awards, same community RevPAR means the average monthly senior housing resident fee revenues per available unit of the same community portfolio as reported in our SEC filings for the applicable performance period. Same community RevPAR is calculated as resident fee revenues, excluding revenue from our former Health Care Services segment, revenue for private duty services provided to seniors living outside our communities, and entrance fee amortization, of the same community portfolio for the applicable fiscal year, divided by the weighted average number of available units in the same community portfolio for the applicable fiscal year, divided by twelve.

(3)

3-Year Relative TSR compares our compound annual TSR to the constituent companies of the S&P Midcap 400 index for the period beginning January 1, 2021 and ending December 31, 2023, assuming reinvestment of dividends or distributions. The award agreements provide that no additional cash beyond the target amount will be paid on such tranche if our compound annual TSR is negative for the performance period.

Other Compensation Policies

Annual Risk Assessment

In accordance with its charter, the Committee conducts an assessment annually of the relationship between our risk management policies and practices, corporate strategy, and our compensation arrangements. As part of this assessment, the Committee evaluates whether any incentive and other forms of pay encourage unnecessary or excessive risk taking. For our 2022 executive compensation program, the Committee concluded that the program, including the performance objectives and targets used for incentive compensation, is appropriately structured not to encourage unnecessary or excessive risk taking, and that any risks arising from the program are not reasonably likely to have a material adverse effect on us.

Stock Ownership and Retention Guidelines

Our stock ownership and retention guidelines are applicable to certain of our officers, including our named executive officers, and are intended to further align the interests of our executives with those of our stockholders. Our named executive officers are expected to hold a number of shares with a minimum market value expressed as a
Multiple of Base Salary
	Chief Executive Officer	5.0x
	Chief Financial Officer	4.0x
	Executive Vice Presidents	3.0x

multiple of their base salary as shown in the table. Unvested equity awards do not count toward the expected level of ownership, except that the estimated number of after-tax time-based equity awards scheduled to vest within 90 days may be counted towards compliance. The expected level of ownership must be achieved by the fifth anniversary of such officer’s becoming subject to the guidelines. We encourage our executives to retain shares obtained through our equity compensation programs, and until the expected ownership level is achieved the guidelines require each officer to retain at least 50% of after-tax shares obtained through those plans. This retention requirement also applies in situations where an officer has achieved the expected stock ownership level but changes in the market price of our stock or the officer’s base salary result in such officer’s failure to maintain the expected stock ownership level. All of our current named executive officers are in compliance with our stock ownership and retention guidelines and will be expected to retain at least 50% of their after-tax shares obtained through our equity compensation plans until they meet their applicable required holdings.

Policy on Derivatives, Hedging and Pledging

Our insider trading policy provides that no one subject to the policy, which includes all our directors, officers, employees and their immediate family members and controlled entities, may engage in short sales, puts, calls, or other derivative transactions, or in any hedging or monetization transactions (i.e., prepaid variable forward contracts, equity swaps, collars, and exchange funds), involving our securities. It also provides that our directors and officers may not pledge our securities as collateral for a loan, or hold our securities in a margin account.

36

Compensation Discussion and Analysis

Clawback Policies

The Committee has adopted a Clawback and Forfeiture Policy, which applies to our current and former officers as defined in Rule 16a-1 of the Exchange Act. By its terms, the policy applies to all short-term and long-term cash or equity-based incentive compensation paid, earned, vested, or otherwise awarded based on performance objectives, beginning with the 2020 annual incentive plan and performance-based long-term incentive awards. The policy provides that in the event of any material financial restatement of our reported consolidated financial statements, or that the Committee otherwise determines that a financial metric used to determine the vesting or payment of any such performance-based compensation was calculated incorrectly in any material respect, the Committee, in its discretion, may require reimbursement of an amount equal to all or a portion of such performance-based compensation previously vested or paid for any performance periods which include any of the three full fiscal years immediately preceding the announcement of any financial restatement or the determination of any inaccuracy regarding calculation of a financial metric. The amount of the recoupment will be determined by the Committee in its discretion, up to the amount of such performance-based compensation previously paid or vested with respect to such officer that is in excess of the performance-based compensation that would have been received based on the correct financial metric or restated results. To the extent the Committee determines that any such amount should be recouped, the Committee may seek recovery by, among other things, requiring reimbursement of performance-based compensation previously paid, canceling or rescinding outstanding equity awards, adjusting or withholding unpaid compensation, or setting off against future grants of equity-based awards.

Our 2014 Omnibus Incentive Plan provides that any award thereunder shall be subject to forfeiture, reduction, or recoupment to the extent provided in our Clawback and Forfeiture Policy or any other future recoupment or clawback policy adopted by us. Awards thereunder continue to be subject to forfeiture, reduction, or recoupment to the extent we adopt a policy to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements, including pursuant to final SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and to the extent provided under applicable legal requirements which impose recoupment, including the Sarbanes-Oxley Act of 2002.

The long-term incentive award agreements for awards made in 2020 and after to the executive officers provide that in the event of a breach by the executive officer of the non-competition, non-solicitation, non-disparagement, or confidentiality covenants contained in the agreements, we will have the authority to cancel all such outstanding awards, cancel all shares of stock beneficially owned by the named executive officer that were issued in settlement of RSUs within 12 months on or prior to, or at any time after, the termination of the named executive officer’s employment, and recoup from the named executive officer any proceeds from such officer’s sale, transfer, or other disposition of any such cancellable shares or amounts paid under the award during such period.

To the extent the named executive officers are eligible to receive severance pay and benefits under Ms. Baier’s employment agreement and the Severance Policy (as defined below), as applicable, such agreement and policy provide that any breach of a restrictive covenant applicable to the named executive officer will result in the immediate and permanent cessation of payment of severance pay and benefits, the obligation of the named executive officer to repay to us upon our demand 90% of the amount or cost of such severance pay and benefits, and the obligation of the named executive officer to pay our costs and expenses to enforce such obligation.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount that a company may deduct in any one year with respect to compensation paid to any “covered employee.” The Committee believes that the interests of our stockholders are best served if it maintains flexibility in compensating executive officers in a manner designed to promote varying corporate goals even though some compensation awards may result in non-deductible compensation expense. In making decisions about executive compensation, the Committee also considers the impact of other tax laws, including Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and Section 280G of the Internal Revenue Code regarding compensation in connection with a change in control.

2023 PROXY STATEMENT	37

Executive Compensation

Employment Agreement and Severance Policies Applicable to Named Executive Officers

We are party to an amended and restated employment agreement dated November 3, 2021 with Ms. Baier. The employment agreement has a five year term, subject to automatic extensions for additional one year periods, unless either we or Ms. Baier gives written notice to the other party no less than 90 days prior to the expiration of the term that the term will not be extended. The employment agreement provides an initial base salary of $938,000 per year (Ms. Baier’s then current annual base salary), which shall be reviewed annually and may be increased from time to time at the Board’s sole discretion. Ms. Baier’s base salary may not be reduced without Ms. Baier’s approval. Ms. Baier will have an annual cash incentive opportunity target of 135% of cumulative base salary paid during the calendar year (Ms. Baier’s then current annual cash incentive opportunity target), subject to the terms of our annual incentive plan for senior executive officers. At least annually, Ms. Baier will be considered for an award of long-term incentive awards at a level commensurate with her position and in a form and on terms no less favorable than as provided to our other senior executive officers. Any reduction to such long-term incentive awards will be subject to the definition of good reason. We will provide Ms. Baier with basic term life insurance benefits of at least 100% of her base salary at no cost to Ms. Baier. Termination of Ms. Baier’s employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Ms. Baier’s employment without cause for purposes of the employment agreement and her then outstanding long-term incentive awards. Under her employment agreement, Ms. Baier is entitled to severance payments if her employment is terminated by us without cause or by her for good reason. Severance payments in connection with a change in control are “double trigger,” which requires the occurrence of a change in control followed by termination of employment within 18 months of the change in control by us without cause or by Ms. Baier for good reason. Any payments that are not deductible by us under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier. The employment agreement contains non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter.

Our other continuing named executive officers do not have employment agreements, but are eligible to participate in the Amended and Restated Tier I Severance Pay Policy dated February 10, 2022 (the “Severance Policy”). Under the Severance Policy, the participating named executive officers are entitled to severance payments if their employment is terminated by the Company without cause or, following a change in control, by the executive for good reason. The severance payments under the Severance Policy applicable in connection with a change in control are “double trigger,” which require the occurrence of a change in control followed by termination of employment by us without cause or by the executive for good reason. If payments pursuant to the Severance Policy and other arrangements are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control. Mr. Kaestner is party to a separate letter agreement with us dated effective as of August 6, 2010, which provides for certain modifications of the Severance Policy as it applies to Mr. Kaestner, described further below.

A detailed description of potential severance payments pursuant to the foregoing employment agreement and the Severance Policy, as well as the effect of certain terminations and a change in control pursuant to outstanding long-term incentive award agreements, is set forth under “Potential Payments Upon Termination or Change in Control” below.

38

Compensation Discussion and Analysis

2023 Compensation Decisions

When making annual compensation decisions for 2023, the Committee reviewed the compensation peer group used for 2022 decisions with the Consultant and determined that no changes to the peer group were necessary. The Consultant completed a market compensation study using this peer group. Following its review of our executive compensation program, the Committee approved the principal elements of compensation of our continuing named executive officers for 2023 as summarized in the table below. Information regarding Ms. Kussow’s compensation in connection with her promotion to Executive Vice President and Chief Financial Officer effective February 24, 2023 is set forth below.

	2023 Base Salary	Change v. 2022	2023 Target Annual Incentive Opportunity	Change v. 2022	2023 Grant Value of Long- Term Incentive Awards (1)	Change v. 2022 (1)	2023 Target Total Direct Compensation	Change v. 2022

Ms. Baier	$990,000	2%	137%	1%	$5,000,000	–%	$7,346,300	1%

Mr. White	$475,000	2%	80%	–%	$675,000	4%	$1,530,000	3%

Mr. Kaestner	$445,000	3%	80%	–%	$460,000	2%	$1,261,000	3%

(1)

The dollar amount of the long-term incentive awards, and the percentage change versus 2022, is based on the grant value of such awards (i.e., the number of RSUs granted at target performance, multiplied by the stock price on the date of grant).

The 2023 annual incentive plan, as approved by the Committee, continues to be based on company financial and strategic objectives weighted 70% and 30% of target, respectively, and will be measured on an annual basis. All amounts earned will be paid out following the end of the year. For 2023, the financial objectives are our full-year 2023 consolidated portfolio RevPAR and our full-year Adjusted EBITDA, with the target levels of performance generally reflective of our 2023 budget approved by the Board at the beginning of 2023. The strategic objectives include retention of key community leadership at our consolidated comparable community portfolio, improvement in resident and family member satisfaction (as reflected by net promoter score (NPS) improvement), and an ESG-related strategic objective focused on our inclusion and diversity initiatives. Such objective will measure our progress on offering the Brookdale EXPAND program to all communities and completing the program for a selected cohort of a minimum number of communities.

Ms. Baier’s 2023 long-term incentive awards consisted of an award of time-based restricted stock units, an award of performance-based restricted stock units and a performance-based cash award that was issued outside of the Company’s 2014 Omnibus Incentive Plan. The target amount of her cash award of $1,806,667 represented approximately 36.1% of her target long-term incentive compensation awarded for 2023, and the remaining approximately 63.9% was awarded in the form of time-based restricted stock units and performance-based restricted stock units under the Plan generally consistent with the prior year, such that 50% of her aggregate 2023 long-term incentive compensation awards consisted of time-based restricted stock units and the remaining 50% of her aggregate 2023 long-term incentive compensation awards consisted of a combination of performance-based restricted stock units and the performance-based cash award.

With respect to Ms. Baier’s target performance-based cash award, approximately 65.4% is eligible to vest on February 27, 2026 and approximately 34.6% is eligible to vest on February 27, 2027, such that, in the aggregate, 75% of Ms. Baier’s target 2023 performance-based restricted stock unit award and performance-based cash award is eligible to vest on February 27, 2026 and 25% is eligible to vest on February 27, 2027, in each case subject to continued employment and achievement of performance goals established by the Committee. The portion of the target award eligible to vest on February 27, 2026 is divided into three equal tranches, each of which are subject to

2023 PROXY STATEMENT	39

Executive Compensation

year-over-year same community RevPAR growth for 2023, 2024 and 2025, respectively. The portion of the target award eligible to vest on February 27, 2027 is subject to TSR relative to the companies in the S&P 400 Index for the three-year period ending December 31, 2025. Performance below the threshold level of achievement for a performance goal will result in forfeiture of the target cash amount for the applicable portion of the award, performance at the threshold level of achievement for a performance objective will result in the vesting of 50% of the applicable target cash amount, performance at the targeted level of achievement will result in the vesting of 100% of the applicable target cash amount, and performance at or above the maximum level of achievement will result in vesting of 150% of the applicable target cash amount, with vesting percentages to be interpolated between the levels.

A 50/50 grant value mix of time- and performance-based long-term incentive awards was used for the other named executive officers, consistent with the 2022 program. The performance objectives for the performance-based RSUs include year-over-year same community RevPAR growth for fiscal 2023, 2024, and 2025, weighted 75%, and TSR relative to the companies in the S&P 400 Index for the three-year period ending December 31, 2025, weighted 25%. Any performance-based RSUs earned from achievement of the RevPAR growth objectives are eligible to vest on February 27, 2026, subject to continued employment. Any performance-based RSUs earned from achievement of the relative TSR objective are eligible to vest on February 27, 2027, subject to continued employment. Performance at the threshold level of achievement for a performance objective will result in vesting of 50% for each of the RevPAR growth and relative TSR objectives. Performance at the target and maximum level of achievement will result in vesting of 100% and 150%, respectively, for such objectives. Vesting percentages will be interpolated for performance between the levels. No additional RSUs beyond the target RSUs will be issued on the relative TSR performance objective if our compound annual TSR is negative for the performance period.

Compensation Arrangements with Ms. Kussow for Service as Executive Vice President and Chief Financial Officer

In connection with Ms. Kussow’s appointment as Executive Vice President and Chief Financial Officer effective February 24, 2023, the Committee approved the following compensation arrangements, which are set forth in Ms. Kussow’s offer letter dated January 12, 2023: (i) an annual base salary of $530,000; (ii) eligibility to participate in the Company’s annual cash incentive program generally applicable to members of management, with the target cash bonus reflecting 80% of her base salary paid during the plan year while serving as Executive Vice President and Chief Financial Officer; and (iii) beginning in 2023, eligibility to receive annual long-term incentive awards under the Company’s 2014 Omnibus Incentive Plan with an aggregate grant date value and vesting terms to be approved by the Committee (which vesting terms generally will be consistent with those provided to other executive officers of the Company). Pursuant to the terms of the offer letter, in February 2023, Ms. Kussow received an annual grant of long-term incentive awards with an aggregate grant value of $700,000, consistent with the terms described above for the awards to Messrs. White and Kaestner.

In addition, under the terms of her offer letter, Ms. Kussow will continue participation in the Severance Policy. The offer letter further provides that Ms. Kussow would be eligible for relocation assistance in accordance with our policy to assist her move to the Nashville, Tennessee area if such relocation is requested by the Company. Ms. Kussow has agreed to reimburse us for the full amount of relocation benefits provided to her if she voluntarily terminates her full-time employment prior to the second anniversary of the date she relocates to the Nashville, Tennessee area at the request of the Company.

40

Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included herein.

Respectfully submitted by the Compensation Committee of the Board,

COMPENSATION COMMITTEE

Frank M. Bumstead, Chair

Victoria L. Freed

Denise W. Warren

2023 PROXY STATEMENT	41

Executive Compensation

Summary Compensation Table for 2022

The following summary compensation table sets forth information concerning the compensation earned by, awarded to, or paid to our named executive officers for the periods indicated.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Lucinda M. Baier President and Chief Executive Officer	2022	975,000	–	5,117,052	545,739	8,098	6,645,889
	2021	938,000	100,000	2,765,005	1,488,391	8,852	5,300,248
	2020	938,000	1,044,698	4,939,153	158,288	7,331	7,087,470

Dawn L. Kussow Executive Vice President and Chief Financial Officer	2022	344,432	36,957	172,891	81,962	6,289	642,531

Chad C. White Executive Vice President, General Counsel and Secretary	2022	465,000	–	665,217	154,237	6,761	1,291,215
	2021	425,000	73,000	322,502	349,677	7,143	1,177,322
	2020	425,000	245,438	554,395	37,188	5,643	1,267,364

H. Todd Kaestner Executive Vice President – Corporate Development and President – CCRCs	2022	430,000	–	460,545	142,628	7,267	1,040,440
	2021	390,000	75,000	242,503	320,880	7,596	1,035,979
	2020	355,000	205,013	352,797	31,063	7,182	951,055

Steven E. Swain Former Executive Vice President and Chief Financial Officer	2022	590,000	–	1,816,555	244,624	7,858	2,659,037
	2021	575,000	–	962,504	675,847	8,193	2,221,544
	2020	575,000	474,375	1,713,588	71,875	6,918	2,841,756

Kevin W. Bowman Former Executive Vice President – Community Operations	2022	475,000	–	869,901	207,880	73,929	1,626,710
	2021	339,844	–	159,968	253,921	16,847	770,580

(1)

The named executive officers served in the positions noted in the table at all times during the years presented, except that: Mr. Bowman served as Division Vice President – Operations (West Division) before being appointed to serve as Executive Vice President – Community Operations effective October 1, 2021; Mr. Kaestner served as Executive Vice President – Asset Management and Division President – Entry Fee during 2020 and to July 31, 2021; and Ms. Kussow served as Senior Vice President and Chief Accounting Officer for the full year of 2022 and as Interim Chief Financial Officer from August 17, 2022 until October 3, 2022 in connection with a temporary medical leave of absence taken by Mr. Swain during that period. Ms. Kussow was appointed to serve as Executive Vice President and Chief Financial Officer effective February 24, 2023. Mr. Swain’s service as Executive Vice President and Chief Financial Officer was terminated without cause effective as of such date, and Mr. Bowman’s service as Executive Vice President – Community Operations was terminated without cause effective January 12, 2023.

(2)	The 2022 amount for Ms. Kussow consists of a special performance amount paid for her service as Interim Chief Financial Officer during a portion of 2022.

(3)

Represents the aggregate grant date fair value of time- and/or performance-based RSUs awarded in 2022 and prior years, in each case computed in accordance with ASC 718. See Note 2 to our Consolidated Financial Statements included in our 2022 Annual Report for a summary of the assumptions made in the valuation of these awards. See footnotes 2 and 3 to the Grants of Plan-Based Awards Table for the grant values of the performance-based RSUs awarded in 2022 assuming maximum levels of performance.

(4)

Represents the payout of each named executive officer’s annual cash incentive opportunity with respect to performance in the applicable year. The 2022 amounts for Ms. Kussow and Mr. Bowman include $10,680 and $10,937, respectively, associated with the vesting of the 2022 tranche of time-based cash long-term incentive awards granted to them in February 2021.

(5)

For each of the named executive officers, the 2022 amount includes the employer matching contribution to our 401(k) Plan and premiums on Company-provided life and disability insurance. For Mr. Bowman, the 2022 amount also includes the incremental cost to the Company of $47,930 for relocation assistance provided, including associated tax gross ups of $24,213.

42

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our named executive officers in 2022. To the extent we declare cash or stock dividends on our shares of common stock, the RSUs awarded will accrue cash equivalents or shares to be paid only to the extent the underlying RSUs ultimately vest (other than with respect to the RSUs awarded to Ms. Kussow in 2022, which were not entitled to any dividend rights prior to vesting).

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ms. Baier	– (1)	427,781	1,316,250	2,500,875

	2/10/2022 (2)				85,227	340,909	511,364		1,875,000

	2/10/2022 (3)				56,818	113,637	170,455		742,050

	2/10/2022 (4)							454,546	2,500,003

Ms. Kussow	– (1)	55,875	171,922	326,653

	2/10/2022 (2)				1,457	5,826	8,739		32,043

	2/10/2022 (3)				971	1,942	2,913		12,681

	2/10/2022 (4)							23,303	128,167

Mr. White	– (1)	120,900	372,000	706,800

	2/10/2022 (2)				11,080	44,318	66,477		243,749

	2/10/2022 (3)				7,386	14,773	22,159		96,468

	2/10/2022 (4)							59,091	325,001

Mr. Kaestner	– (1)	111,800	344,000	653,600

	2/10/2022 (2)				7,671	30,682	46,024		168,751

	2/10/2022 (3)				5,114	10,228	15,341		66,789

	2/10/2022 (4)							40,910	225,005

Mr. Swain	– (1)	191,750	590,000	1,121,000

	2/10/2022 (2)				30,256	121,023	181,535		665,627

	2/10/2022 (3)				20,171	40,341	60,512		263,427

	2/10/2022 (4)							161,364	887,502

Mr. Bowman	– (1)	154,375	475,000	902,500

	2/10/2022 (2)				14,489	57,955	86,932		318,753

	2/10/2022 (3)				9,659	19,318	28,977		126,147

	2/10/2022 (4)							77,273	425,002

(1)

Amounts represent the threshold, target, and maximum payout levels under our 2022 annual incentive plan applicable to each named executive officer, as described above. The actual payouts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation for 2022 in the following amounts: Ms. Baier–$545,739; Ms. Kussow–$71,282; Mr. White–$154,237; Mr. Kaestner–$142,628; Mr. Swain–$244,624; and Mr. Bowman–$196,943.

(2)

Represents performance-based RSUs granted under our 2014 Omnibus Incentive Plan which are eligible to vest on February 27, 2025, subject to continued employment and the achievement of one-year same-community RevPAR growth performance targets for years 2022, 2023 and 2024. Each RSU is payable in the form of one share of our common stock upon vesting. The values reported in the table represent the grant date fair values computed in accordance with ASC 718, which are equivalent to the grant values (i.e., number of RSUs granted at target performance level, multiplied by the closing price on the date of grant). Achievement at the threshold, target, and maximum or above performance levels will result in

2023 PROXY STATEMENT	43

Executive Compensation

vesting of 25%, 100%, and 150% of the target number of RSUs, respectively, and vesting percentages will be interpolated for performance between the levels set forth in the award agreements (as described previously). Failure to achieve the threshold performance level for any tranche will result in forfeiture of all such RSUs in that tranche. The grant values of the awards (i.e., number of RSUs granted multiplied by the closing price on the date of grant) assuming achievement at or above the maximum performance level were: Ms. Baier–$2,812,499; Ms. Kussow–$48,065; Mr. White–$365,624; Mr. Kaestner–$253,127; Mr. Swain–$998,440; and Mr. Bowman–$478,129. See “Payments in Connection with Mr. Swain’s Termination” and “Payments in Connection with Mr. Bowman’s Termination” below for a summary of the treatment of these awards upon their respective terminations on February 24, 2023 and January 12, 2023. See “2022 Compensation Decisions–Long-Term Incentive Awards–2022 Tranche Performance” above for a summary of the actual performance of the 2022 tranche of the performance-based RSU awards.

(3)

Represents performance-based RSUs granted under our 2014 Omnibus Incentive Plan which are eligible to vest on February 27, 2026, subject to continued employment and the achievement of 3-year relative TSR performance targets. Each RSU is payable in the form of one share of our common stock upon vesting. The values reported in the table represent the grant date fair values computed in accordance with ASC 718, which were 18.7% more than the grant values (i.e., number of RSUs granted at target performance level, multiplied by the closing price on the date of grant). Achievement at the threshold, target, and maximum or above performance levels will result in vesting of 50%, 100%, and 150% of the target number of RSUs, respectively (provided that no additional shares beyond the target number of RSUs will be issued if our compound annual TSR is negative for the performance period), and vesting percentages will be interpolated for performance between those levels. Failure to achieve the threshold performance level will result in forfeiture of all such RSUs. The grant values of the awards (i.e., number of RSUs granted multiplied by the closing price on the date of grant) assuming achievement at or above the maximum performance level were: Ms. Baier–$937,505; Ms. Kussow–$16,022; Mr. White–$121,877; Mr. Kaestner–$84,381; Mr. Swain–$332,813; and Mr. Bowman–$159,374. See “Payments in Connection with Mr. Swain’s Termination” and “Payments in Connection with Mr. Bowman’s Termination” below for a summary of the treatment of these awards upon their respective terminations on February 24, 2023 and January 12, 2023.

(4)

Represents time-based RSUs granted under our 2014 Omnibus Incentive Plan which are eligible to vest ratably in four annual installments beginning on February 27, 2023, subject to continued employment. Each RSU is payable in the form of one share of our common stock upon vesting. See “Payments in Connection with Mr. Swain’s Termination” and “Payments in Connection with Mr. Bowman’s Termination” below for a summary of the treatment of these awards upon their respective terminations on February 24, 2023 and January 12, 2023.

44

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our named executive officers as of December 31, 2022, with market values of such awards based on $2.73 per share, the closing market price of our stock on December 30, 2022.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ms. Baier	2/11/2019	75,541	206,227	–		–

	2/12/2020	174,006	475,036	43,502	(2)	118,760

	2/22/2021	407,418	1,112,251	–		–

	2/10/2022	454,546	1,240,911	568,183	(3)	1,551,140

Ms. Kussow	2/11/2019	4,077	11,130	–		–

	2/12/2020	9,103	24,851	759	(2)	2,072

	2/12/2020	2,276	6,213	–		–

	2/22/2021	12,590	34,371	–		–

	2/10/2022	23,303	63,617	9,710	(3)	26,508

Mr. White	2/11/2019	7,157	19,539	–		–

	2/12/2020	19,532	53,322	4,883	(2)	13,331

	2/22/2021	47,520	129,730	–		–

	2/10/2022	59,091	161,318	73,864	(3)	201,649

Mr. Kaestner	2/11/2019	5,567	15,198	–		–

	2/12/2020	12,429	33,931	3,108	(2)	8,485

	2/22/2021	35,733	97,551	–		–

	2/10/2022	40,910	111,684	51,137	(3)	139,604

Mr. Swain	2/11/2019	20,675	56,443	–		–

	2/12/2020	60,370	164,810	15,093	(2)	41,204

	2/22/2021	141,823	387,177	–		–

	2/10/2022	161,364	440,524	201,706	(3)	550,657

Mr. Bowman	2/11/2019	2,978	8,130	–		–

	2/12/2020	6,648	18,149	–		–

	2/22/2021	12,894	35,201	–		–

	10/18/2021	8,124	22,179	–		–

	2/10/2022	77,273	210,955	96,592	(3)	263,696

(1)

Represents time-based restricted shares or RSUs, the vesting of which is subject to continued employment. The awards have vested or are eligible to vest ratably in four annual installments beginning on February 27 in the year following the year of grant, except that, with respect to Mr. Bowman’s October 2021 award, the award was eligible to vest ratably in four annual installments beginning on November 19, 2022.

(2)

Represents performance-based RSUs which were eligible to vest on February 27, 2024 subject to continued employment and the achievement of specified performance targets based on our 3-year relative TSR for the period of January 1, 2020 to December 31, 2022. The number of RSUs reported represents the threshold level of performance. Upon the Committee’s determination that the threshold level of performance had not been achieved, the named executive officers forfeited the following number of RSUs on February 15, 2023: Ms. Baier–87,003; Ms. Kussow–1,517; Mr. White–9,766; Mr. Kaestner–6,215; and Mr. Swain–30,185.

(3)

Represents performance-based RSUs with the terms described in footnotes 2 and 3 to the Grants of Plan-Based Awards Table. The number of RSUs reported represents the maximum level of performance with respect to the RSUs eligible to vest on February 27, 2025 based on same community RevPAR performance, and the threshold level of performance with respect to the RSUs eligible to vest on February 27, 2026 based on our 3-year relative TSR performance. See “2022 Compensation Decisions–Long-Term Incentive Awards–2022 Tranche Performance” above for a summary of the actual performance of the 2022 tranche of the performance-based RSU awards. The number of RSUs for each executive assuming target level of performance for both tranches is as follows: Ms. Baier–454,546; Ms. Kussow–7,768; Mr. White–59,091; Mr. Kaestner–40,910; Mr. Swain–161,364; and Mr. Bowman–77,273.

2023 PROXY STATEMENT	45

Executive Compensation

Stock Vested for 2022

The following table summarizes the vesting of time-based restricted shares and RSUs and the value realized by our named executive officers as a result of such vesting during 2022.

	Stock Awards

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Ms. Baier	388,957	2,722,699

Ms. Kussow	18,949	132,643

Mr. White	41,802	292,614

Mr. Kaestner	32,731	229,117

Mr. Swain	111,446	728,734

Mr. Bowman	15,724	99,615

(1)

The value realized is based on the closing market price of the underlying stock on the date the shares vested (or the most recent trading day if such date was not a trading day): February 27, 2022 (Ms. Baier–388,957 shares; Ms. Kussow–18,949 shares; Mr. White–41,802 shares; Mr. Kaestner–32,731 shares; Mr. Swain–98,133 shares; and Mr. Bowman–13,016 shares); and November 19, 2022 (Mr. Swain–13,313 shares; and Mr. Bowman–2,708 shares).

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has an accrued benefit in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. The Committee may elect to adopt non-qualified defined contribution plans or other non-qualified deferred compensation plans in the future if it determines that doing so is in our best interests.

46

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table sets forth potential amounts payable upon termination of employment or a change in control to our named executive officers assuming termination of employment on December 31, 2022, with long-term equity incentive amounts based on $2.73 per share, the closing market price of our stock on December 30, 2022.

Name/Benefit	Voluntary Resignation by Executive ($)	Termination by us for Cause ($)	Termination by us without Cause ($)	Termination by us without Cause following a Change in Control ($)	Termination by Executive for Good Reason ($)	Disability ($)	Death ($)

Ms. Baier

Salary	–	–	1,462,500	1,950,000	1,462,500	–	–

Pro-Rata Bonus (1)	–	–	545,739	545,739	545,739	545,739	545,739

Severance Bonus	–	–	1,974,375	2,632,500	1,974,375	–	–

PTO	52,869	52,869	52,869	52,869	52,869	52,869	52,869

COBRA	–	–	20,266	20,266	20,266	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	2,919,364	7,142,251	2,919,364	2,919,364	2,919,364

Total	52,869	52,869	6,975,113	12,343,625	6,975,113	3,517,972	3,517,972

Ms. Kussow

Salary	–	–	349,999	524,998	–	–	–

Pro-Rata Bonus (1)	–	–	71,282	71,282	–	71,282	71,282

Severance Bonus	–	–	171,922	257,884	–	–	–

PTO	22,188	22,188	22,188	22,188	22,188	22,188	22,188

COBRA	–	–	–	–	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	96,067	237,746	–	96,067	96,067

Total	22,188	22,188	711,458	1,114,098	22,188	189,537	189,537

Mr. White

Salary	–	–	465,000	697,500	–	–	–

Pro-Rata Bonus (1)	–	–	154,237	154,237	–	154,237	154,237

Severance Bonus	–	–	372,000	558,000	–	–	–

PTO	19,886	19,886	19,886	19,886	19,886	19,886	19,886

COBRA	–	–	–	–	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	343,441	859,820	–	343,441	343,441

Total	19,886	19,886	1,354,564	2,289,443	19,886	517,564	517,564

Mr. Kaestner

Salary	–	–	430,000	645,000	430,000	–	–

Pro-Rata Bonus (1)	–	–	142,628	142,628	–	142,628	142,628

Severance Bonus	–	–	344,000	516,000	258,000	–	–

PTO	18,760	18,760	18,760	18,760	18,760	18,760	18,760

COBRA	–	–	13,511	20,266	13,511	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	250,739	621,519	–	250,739	250,739

Total	18,760	18,760	1,199,638	1,964,173	720,271	412,127	412,127

2023 PROXY STATEMENT	47

Executive Compensation

Name/Benefit	Voluntary Resignation by Executive ($)	Termination by us for Cause ($)	Termination by us without Cause ($)	Termination by us without Cause following a Change in Control ($)	Termination by Executive for Good Reason ($)	Disability ($)	Death ($)

Mr. Swain

Salary	–	–	590,000	885,000	–	–	–

Pro-Rata Bonus (1)	–	–	244,624	244,624	–	244,624	244,624

Severance Bonus	–	–	590,000	885,000	–	–	–

PTO	7,431	7,431	7,431	7,431	7,431	7,431	7,431

COBRA	–	–	11,493	17,238	–	–	–

Accelerated Vesting of Long- Term Incentive Awards (2)	–	–	1,004,999	2,487,559	–	1,004,999	1,004,999

Total	7,431	7,431	2,448,547	4,526,852	7,431	1,257,054	1,257,054

Mr. Bowman

Salary	–	–	475,000	712,500	–	–	–

Pro-Rata Bonus (1)	–	–	196,943	196,943	–	196,943	196,943

Severance Bonus	–	–	475,000	712,500	–	–	–

PTO	19,886	19,886	19,886	19,886	19,886	19,886	19,886

COBRA	–	–	18,014	27,021	–	–	–

Accelerated Vesting of Long-Term Incentive Awards (2)	–	–	229,948	661,617	–	229,948	229,948

Total	19,886	19,886	1,414,791	2,330,467	19,886	446,777	446,777

(1)	The amounts listed in the applicable columns represent the amount payable to the named executive officer under the 2022 annual incentive plan based on our actual performance in 2022.

(2)

The amounts in the applicable columns include accelerated vesting of long-term incentive awards pursuant to the severance terms of the applicable award agreements described below. With respect to the amounts set forth for “Termination by us without Cause”, terminations due to “Disability” and “Death” and, for Ms. Baier, “Termination by Executive for Good Reason,” the reported amounts: (i) include the future vesting amount of the first and second tranches of the performance-based cash awards granted in 2021 after giving effect to our actual performance for the performance periods ended December 31, 2021 and 2022; (ii) include the future vesting amount of the first tranche of the performance-based RSUs granted in 2022 after giving effect to our actual performance for the performance period ended December 31, 2022; (iii) exclude the performance-based RSUs granted in 2020 due to the threshold level of performance for the relative TSR objective not being achieved for the performance period ending December 31, 2022; (iv) exclude the potential future vesting of 50% of the fourth tranche (relative TSR objective) of the outstanding 2021 performance-based cash awards, which has a performance period ending subsequent to December 31, 2022; and (v) exclude the potential future vesting of 25% of the fourth tranche (relative TSR objective) of the outstanding 2022 performance-based RSUs, which has a performance period ending subsequent to December 31, 2022. See below for a description of the treatment of certain terminations of employment under the outstanding long-term incentive awards. Assuming threshold level performance for the fourth tranche of the 2021 performance-based cash awards and the fourth tranche of the 2022 performance-based RSUs referenced in (iv) and (v) above, the named executive officers would have been entitled to the following additional amounts for “Termination by us without Cause”, terminations due to “Disability” and “Death” and, for Ms. Baier, “Termination by Executive for Good Reason”: Ms. Baier–$211,592; Ms. Kussow–$3,333; Mr. White–$25,199; Mr. Kaestner–$18,648; Mr. Swain–$73,924; and Mr. Bowman–$9,327. Assuming target level performance for the fourth tranche of the 2021 performance-based cash awards and the fourth tranche of the 2022 performance-based RSUs referenced in (iv) and (v) above, the named executive officers would have been entitled to the following additional amounts for “Termination by us without Cause”, terminations due to “Disability” and “Death” and, for Ms. Baier, “Termination by Executive for Good Reason”: Ms. Baier–$423,182; Ms. Kussow–$6,667; Mr. White–$50,395; Mr. Kaestner–$37,294; Mr. Swain–$147,845; and Mr. Bowman–$18,655. Assuming maximum level performance for the fourth tranche of the 2021 performance-based cash awards and the fourth tranche of the 2022 performance-based RSUs referenced in (iv) and (v) above, the named executive officers would have been entitled to the following additional amounts for “Termination by us without Cause”, terminations due to “Disability” and “Death” and, for Ms. Baier, “Termination by Executive for Good Reason”: Ms. Baier–$634,774; Ms. Kussow–$10,000; Mr. White–$75,594; Mr. Kaestner–$55,942; Mr. Swain–$221,769; and Mr. Bowman–$27,982.

Payments in Connection with Mr. Swain’s Termination

Mr. Swain’s employment was terminated by us without cause effective February 24, 2023. Upon his delivery of an executed waiver and release acknowledging that all restrictive covenants to which he is a party will remain in force for the periods specified, he became eligible to receive severance pay and benefits under the Severance Policy,

48

Potential Payments Upon Termination or Change in Control

including the COBRA benefits described below under “Severance Arrangements”. A breach of such covenants will result in the cessation of severance pay and benefits and may result in his being required to repay certain severance pay and benefits already provided as well as certain costs and expenses. Pursuant to the Severance Policy, Mr. Swain is entitled to receive $1,180,000, which represents the sum of his 2023 annual salary of $590,000 and his 2023 target annual bonus opportunity of $590,000, which will be paid in equal periodic installments on our regular payroll dates, spanning 12 months. He will also be eligible to receive a pro-rata bonus for 2023 to the extent earned under our 2023 annual incentive plan based on the number of days of his service during 2023. In addition, Mr. Swain was paid the amount he earned for 2022 performance under the 2022 Management Incentive Plan (as described above) and he received a payout of $15,465, representing his paid time off (PTO) balance. Mr. Swain is also eligible to receive outplacement services generally consistent with the outplacement benefits provided to other management-level corporate associates who were impacted by an organizational restructuring in early 2023.

Upon his termination, a total of 138,475 outstanding time-based restricted shares and restricted stock units immediately vested (including 40,341 shares from his 2022 time-based restricted stock unit award), with all remaining time-based restricted stock units being immediately forfeited. With respect to Mr. Swain’s outstanding 2022 performance-based restricted stock unit awards, 52,444 RSUs remained outstanding following his termination and will be eligible for vesting in the future based on (and subject to) the Company’s performance relative to the performance targets for such award, and 110,937 RSUs were immediately forfeited on the date of his termination. With respect to his outstanding 2021 performance-based cash award, a total of $631,640 of the award remained outstanding following his termination and will be eligible for vesting in the future based on (and subject to) the Company’s performance relative to the performance targets for such awards, and a total of $360,937 of the award was immediately forfeited on the date of his termination. The number of performance-based RSUs and the amount of the performance-based cash award that remain outstanding and eligible for future vesting is based on actual performance for completed performance periods and assumes the target level of performance for performance periods that have not yet been completed.

Payments in Connection with Mr. Bowman’s Termination

Mr. Bowman’s employment was terminated by us without cause effective January 12, 2023. Upon his delivery of an executed waiver and release acknowledging that all restrictive covenants to which he is a party will remain in force for the periods specified, he became eligible to receive severance pay and benefits under the Severance Policy, including the COBRA benefits described below under “Severance Arrangements”. A breach of such covenants will result in the cessation of severance pay and benefits and may result in his being required to repay certain severance pay and benefits already provided as well as certain costs and expenses. Pursuant to the Severance Policy, Mr. Bowman is entitled to receive $950,000, which represents the sum of his 2023 annual salary of $475,000 and his 2023 target annual bonus opportunity of $475,000, which will be paid in equal periodic installments on our regular payroll dates, spanning 12 months. He will also be eligible to receive a pro-rata bonus for 2023 to the extent earned under our 2023 annual incentive plan based on the number of days of his service during 2023. In addition, Mr. Bowman was paid the amount he earned for 2022 performance under the 2022 Management Incentive Plan (as described above) and he received a payout of $18,269, representing his paid time off (PTO) balance. Mr. Bowman is also eligible to receive outplacement services generally consistent with the outplacement benefits provided to other management-level corporate associates who were impacted by an organizational restructuring in early 2023.

Upon his termination, a total of 32,626 outstanding time-based restricted shares and restricted stock units immediately vested (including 19,318 shares from his 2022 time-based restricted stock unit award), with all remaining time-based restricted stock units being immediately forfeited. In addition, $10,938 of his outstanding time-based cash award immediately vested and $21,875 of such award was immediately forfeited. With respect to Mr. Bowman’s outstanding 2022 performance-based restricted stock unit awards, 25,114 RSUs remained outstanding following his termination and will be eligible for vesting in the future based on (and subject to) the Company’s performance relative to the performance targets for such award, and 53,125 RSUs were immediately forfeited on the date of his termination. With respect to his outstanding 2021 performance-based cash awards, a total of $80,040 of the awards

2023 PROXY STATEMENT	49

Executive Compensation

remained outstanding following his termination and will be eligible for vesting in the future based on (and subject to) the Company’s performance relative to the performance targets for such awards, and a total of $40,562 of the awards was immediately forfeited on the date of his termination. The number of performance-based RSUs and the amount of the performance-based cash awards that remain outstanding and eligible for future vesting is based on actual performance for completed performance periods and assumes the target level of performance for performance periods that have not yet been completed.

Severance Arrangements

Our employment agreement with Ms. Baier and the Severance Policy provide for severance payments and benefits for certain terminations of employment of our named executive officers. In addition, long-term incentive award agreements with the named executive officers provide for the treatment of outstanding long-term incentive awards upon certain terminations of employment. Summaries of such arrangements are set forth below. Unless otherwise indicated, “cause,” “good reason” and “change in control” are defined in the employment agreement or Severance Policy, as applicable, or with respect to the outstanding long-term incentive award agreements, our 2014 Omnibus Incentive Plan or such long-term incentive award agreements as applicable. In addition to the severance pay and benefits described below, upon any termination of a named executive officer’s employment, the executive will be entitled to receive a payout of up to 80 hours of the executive’s paid time off (PTO) balance. Upon termination of a named executive officer’s employment due to death or disability, our annual incentive plan and Ms. Baier’s employment agreement provide that the annual bonus will be paid to the extend earned, pro-rated based on the number of days employed during the year.

Employment Agreement

Under Ms. Baier’s employment agreement, in the event her employment is terminated by us without cause or by Ms. Baier for good reason, in each case other than within 18 months following a change in control, she will be entitled to: (i) 150% of her base salary and target annual bonus for the year of termination, payable over 18 months; (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed, and (iii) if then eligible for, and she elects continuation of health coverage under COBRA, we will pay the employer portion of her COBRA premium payments for 18 months as if she were still an active employee (the “COBRA Benefits”).

In the event Ms. Baier’s employment is terminated by us without cause or by Ms. Baier for good reason, in each case within 18 months following a change in control, she will be entitled to: (i) 200% of her base salary and her target bonus for the year of termination payable in a lump sum upon such termination, (ii) her target annual bonus for the year of termination, pro-rated based on the number of days she was employed, payable in a lump sum upon such termination, and (iii) the COBRA Benefits for 18 months. Ms. Baier’s former employment agreement, which was amended and restated effective November 3, 2021, provided for payment of amounts under (i) over 18 months and provided that amounts under (ii) would be calculated based on our actual performance under the applicable bonus plan.

If Ms. Baier’s employment is terminated by reason of her death or “disability” (as defined in the employment agreement), she (or her beneficiary or estate, as applicable) will be entitled to receive an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days she was employed.

Payments of such severance pay and benefits under the employment agreement are conditioned on Ms. Baier having signed and returned an effective waiver and release of claims in a form satisfactory to us and continuing to comply with all applicable restrictive covenants. She must acknowledge in such release that all restrictive covenants to which she is a party will remain in force for the period specified in such covenants. A breach of such covenants will result in the cessation of severance pay and benefits and may result in her being required to repay certain severance pay and benefits already provided as well as certain costs and expenses.

50

Potential Payments Upon Termination or Change in Control

Termination of Ms. Baier’s employment within 30 days of the end of the initial term or any renewal term of the employment agreement following the provision of written notice of non-renewal by us will be treated as a termination of Ms. Baier’s employment without cause for purposes of the employment agreement and for purposes of any outstanding long-term incentive awards.

With respect to any termination of Ms. Baier’s employment, treatment of outstanding equity awards will be as provided in the applicable award agreement governing such awards, as described below. Any payments that are not deductible by us under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after-tax position for Ms. Baier.

The employment agreement contains non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Ms. Baier’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during her employment and for two years following her termination of employment. The confidentiality and mutual non-disparagement obligations will apply during her employment and thereafter. Ms. Baier’s long-term incentive awards also contain non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants.

Severance Policy

Each of the named executive officers, other than Ms. Baier, participates in the Severance Policy. Mr. Kaestner is party to a separate letter agreement with us dated effective as of August 6, 2010, which provides for certain modifications of the Severance Policy as it applies to Mr. Kaestner, described further below. The table below sets forth the severance pay and benefits available under the Severance Policy, as it was amended and restated effective February 10, 2022, for the participating named executive officers assuming a “separation from service” (as defined in the Severance Policy) without cause or, within 18 months following a change in control, without cause or for good reason.

Separation without Cause Not within 18 Months Following Change in Control	Separation without Cause or for Good Reason within 18 Months Following Change in Control

•  100% of base salary and target annual bonus payable over 12 months following separation

•  Pro-rated annual bonus for the year of termination to the extent earned, payable when such bonus would otherwise be due

•  COBRA Benefits for 12 months

•  150% of base salary and target annual bonus payable in a lump sum upon separation

•  Pro-rated target annual bonus for the year of separation payable in a lump sum upon such separation

•  COBRA Benefits for 18 months

Pursuant to Mr. Kaestner’s 2010 letter agreement, if he separates from service for good reason otherwise than within 18 months following a change in control, he will be eligible to receive 100% of his annual salary and 75% of his target annual bonus payable over 12 months following separation.

Payments of the foregoing severance pay and benefits under the Severance Policy are conditioned upon the executive having signed and returned an effective waiver and release of claims in a form satisfactory to us, the executive having executed and delivered an enforceable non-competition covenant acceptable to the Company with a duration of 12 months following termination of employment, and the executive continuing to comply with all applicable restrictive covenants. The executive must acknowledge in the waiver and release that all restrictive covenants, including the foregoing non-competition covenant and covenants contained in long-term incentive award agreements to which he or she is a party will remain in force for the period specified in such covenants. A breach of such covenants will result in the cessation of severance pay and benefits and may result in such executive’s being

2023 PROXY STATEMENT	51

Executive Compensation

required to repay certain severance pay and benefits already provided as well as certain costs and expenses. If payments pursuant to the Severance Policy are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control.

Outstanding Long-Term Incentive Award Agreements

Time-Based Restricted Shares Granted Prior to 2020

With respect to time-based restricted shares granted prior to 2020 to the named executive officers other than Mr. Bowman: (i) if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s awards granted on or after March 1, 2018 by her for good reason as defined in her employment agreement), the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will immediately be forfeited; (ii) upon the occurrence of a change in control, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will remain outstanding and eligible to vest on the previously established vesting dates, subject to continued employment, and (iii) in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all remaining unvested restricted shares will immediately vest. With respect to outstanding time-based restricted shares granted prior to 2020 to Mr. Bowman: (i) if the executive’s employment is terminated by us without cause within sixty days before the next normally scheduled vesting date, such next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will immediately be forfeited; (ii) if the executive’s employment is terminated due to death or disability, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will immediately be forfeited; (iii) upon the occurrence of a change in control, the next tranche of unvested restricted shares will immediately vest and the remaining unvested restricted shares will remain outstanding and eligible to vest on the previously established vesting dates, subject to continued employment, and (iv) in the event an executive’s employment is terminated by us without cause within 12 months following a change in control, all remaining unvested restricted shares will immediately vest.

Time-Based Long-Term Incentive Awards Granted in 2020 to 2023

With respect to time-based RSUs granted in 2020 to 2023 other than Mr. Bowman’s 2020 award: (i) if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s awards, by her for good reason as defined in her employment agreement), the next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining outstanding RSUs will immediately be forfeited; provided, with respect to the 2021, 2022 and 2023 awards, such acceleration upon termination due to disability will not apply unless the executive provided services on at least one day in the one-year period immediately preceding the vesting date of such next tranche; (ii) upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control; and (iii) in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control in which such outstanding RSUs were assumed, continued, or substituted, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days. Ms. Kussow’s and Mr. Bowman’s time-based cash awards granted in 2021 included the same general treatment for applicable terminations of employment.

With respect to time-based RSUs granted in 2020 to Mr. Bowman: (i) if the executive’s employment is terminated by us without cause within sixty days before the next normally scheduled vesting date, such next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining RSUs will immediately be

52

Potential Payments Upon Termination or Change in Control

forfeited; (ii) if the executive’s employment is terminated due to death or disability, the next tranche of unvested RSUs will vest upon such termination and be settled within 30 days, and the remaining outstanding RSUs will immediately be forfeited; (iii) upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control; and (iv) in the event the executive’s employment is terminated by us without cause within 12 months following a change in control in which such outstanding RSUs were assumed, continued, or substituted, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days.

Performance-Based RSUs Granted in 2020

With respect to performance-based RSUs granted in 2020 which were eligible to vest on February 27, 2024, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), a pro-rata percentage of the RSUs will remain outstanding following such termination and will be eligible to vest subject to achievement of the performance criteria as of the applicable vesting date, and the remaining outstanding RSUs will immediately be forfeited. For purposes of these awards, the pro-rata percentage means: 25%, 50%, 75% and 100% if such termination of employment had occurred on or prior to February 27, 2021, after February 27, 2021 but on or prior to February 27, 2022, after February 27, 2022 but on or prior to February 27, 2023, and after February 27, 2023, respectively.

Under the terms of such RSUs, upon the occurrence of a change in control in which the outstanding RSUs are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding RSUs immediately prior to the change in control, such outstanding RSUs will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the outstanding RSUs will continue to vest at target level performance conditioned only upon continued employment if such change in control occurs prior to the conclusion of the performance period on December 31, 2022, and the outstanding RSUs determined after application of the performance criteria will continue to vest conditioned only upon continued employment if such change in control occurs on or after conclusion of such performance period. With respect to such assumed, continued, or substituted RSUs, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all RSUs outstanding at the time of such termination will vest upon such termination and be settled within 30 days.

Performance-Based Cash Awards Granted in 2021

With respect to performance-based cash awards granted in 2021 for which the first three tranches are eligible to vest on February 27, 2024 and the fourth tranche is eligible to vest on February 27, 2025, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional cash amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that had occurred on or prior to February 27, 2022; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurred after February 27, 2022 and on or prior to February 27, 2023; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2023 and on or prior to February 27, 2024; and 100% of the fourth tranche for such termination that occurs after February 27, 2024. However, with respect to termination of employment due to disability, if the executive did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which the executive provided services at least one day in the one-year

2023 PROXY STATEMENT	53

Executive Compensation

period immediately preceding the later date set forth in such clause. Mr. Bowman’s performance-based cash award granted on October 28, 2021 was eligible to vest on November 19, 2024 and did not include the fourth tranche. Pursuant to his award, if his employment was terminated by us without cause or due to death or disability (subject to the provisions noted above regarding disability), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional cash amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche for such termination that had occurred on or prior to November 19, 2022; 100% of the first tranche and second tranche for such termination that occurred after November 19, 2022 and on or prior to November 19, 2023; and 100% of the first tranche, second tranche, and third tranche for such termination that occurred after November 19, 2023 and on or prior to November 19, 2024.

Under the terms of such outstanding awards, upon the occurrence of a change in control in which the outstanding awards are not assumed, continued, or substituted with an award on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, such outstanding awards will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the amount of then outstanding awards will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all awards outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The amount of outstanding cash with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Performance-Based RSUs Granted in 2022

With respect to performance-based RSUs granted in 2022, for which the first three tranches are eligible to vest on February 27, 2025 and the fourth tranche is eligible to vest on February 27, 2026, if an executive’s employment is terminated by us without cause or due to death or disability (or with respect to Ms. Baier’s award, by her for good reason as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional award amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that occurred on or prior to February 27, 2023; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurs after February 27, 2023 and on or prior to February 27, 2024; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2024 and on or prior to February 27, 2025; and 100% of the fourth tranche for such termination that occurs after February 27, 2025. However, with respect to termination of employment due to disability, if the executive did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which the executive provided services at least one day in the one-year period immediately preceding the later date set forth in such clause.

Under the terms of such outstanding awards, upon the occurrence of a change in control in which the outstanding awards are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, such outstanding awards will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the amount of then outstanding awards will continue to vest conditioned only upon continued employment. With respect to such

54

Potential Payments Upon Termination or Change in Control

assumed, continued, or substituted awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in Ms. Baier’s employment agreement or the Severance Policy, as applicable) within 12 months following a change in control, all awards outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The number of outstanding RSUs with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Performance-Based RSUs Granted to Ms. Baier in 2023

With respect to performance-based RSUs granted in 2023 to Ms. Baier, for which all three tranches are eligible to vest on February 27, 2026, if Ms. Baier’s employment is terminated by us without cause or due to death or disability or by her for good reason (as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional award amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche for such termination that occurs on or prior to February 27, 2024; 100% of the first tranche and second tranche for such termination that occurs after February 27, 2024 and on or prior to February 27, 2025; and 100% of the first tranche, second tranche, and third tranche for such termination that occurs after February 27, 2025 and on or prior to February 27, 2026. However, with respect to termination of employment due to disability, if Ms. Baier did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which Ms. Baier provided services at least one day in the one-year period immediately preceding the later date set forth in such clause.

Under the terms of such outstanding award, upon the occurrence of a change in control in which the outstanding award is not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding award immediately prior to the change in control, such outstanding award will vest and be settled upon consummation of the change in control. If such outstanding award is so assumed, continued, or substituted, the amount of then outstanding award will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted award, in the event Ms. Baier’s employment is terminated by us without cause or by her for good reason (as defined in her employment agreement) within 12 months following a change in control, the award outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The number of outstanding RSUs with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Performance-Based Cash Award Granted to Ms. Baier in 2023

With respect to the performance-based cash award granted to Ms. Baier in 2023 for which the first three tranches are eligible to vest on February 27, 2026 and the fourth tranche is eligible to vest on February 27, 2027, if Ms. Baier’s employment is terminated by us without cause or due to death or disability or by her for good reason (as defined in her employment agreement), the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional cash amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that occurs on or prior to February 27, 2024; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurs after February 27, 2024 and on or prior to February 27, 2025; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2025 and on or prior to

2023 PROXY STATEMENT	55

Executive Compensation

February 27, 2026; and 100% of the fourth tranche for such termination that occurs after February 27, 2026. However, with respect to termination of employment due to disability, if Ms. Baier did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which Ms. Baier provided services at least one day in the one-year period immediately preceding the later date set forth in such clause.

Under the terms of such outstanding award, upon the occurrence of a change in control in which the outstanding award is not assumed, continued, or substituted with an award on the same terms and conditions that were applicable to the outstanding award immediately prior to the change in control, such outstanding award will vest and be settled upon consummation of the change in control. If such outstanding award is so assumed, continued, or substituted, the amount of then outstanding award will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted award, in the event Ms. Baier’s employment is terminated by us without cause or by her for good reason (as defined in her employment agreement) within 12 months following a change in control, the award outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The amount of outstanding cash with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

Performance-Based RSUs Granted to Named Executive Officers (other than Ms. Baier) in 2023

With respect to performance-based RSUs granted in 2023 to the continuing named executive officers (other than Ms. Baier), for which the first three tranches are eligible to vest on February 27, 2026 and the fourth tranche is eligible to vest on February 27, 2027, if an executive’s employment is terminated by us without cause or due to death or disability, the following percentages of the applicable tranches that are outstanding effective on the date of such termination of employment shall remain outstanding following such termination and shall be eligible to vest (including any additional award amounts resulting from our performance) subject to the achievement of the applicable performance criteria: 100% of the first tranche and 25% of the fourth tranche for such termination that occurs on or prior to February 27, 2024; 100% of the first tranche and second tranche, and 50% of the fourth tranche, for such termination that occurs after February 27, 2024 and on or prior to February 27, 2025; 100% of the first tranche, second tranche, and third tranche, and 75% of the fourth tranche, for such termination that occurs after February 27, 2025 and on or prior to February 27, 2026; and 100% of the fourth tranche for such termination that occurs after February 27, 2026. However, with respect to termination of employment due to disability, if the executive did not provide services on at least one day in the one-year period immediately preceding the later date of the applicable clause above, then the treatment of the outstanding tranches will be as set forth in the earlier clause for which the executive provided services at least one day in the one-year period immediately preceding the later date set forth in such clause.

Under the terms of such outstanding awards, upon the occurrence of a change in control in which the outstanding awards are not assumed, continued, or substituted with an award relating to a publicly-traded security of the acquiror (or the Company) on the same terms and conditions that were applicable to the outstanding awards immediately prior to the change in control, such outstanding awards will vest and be settled upon consummation of the change in control. If such outstanding awards are so assumed, continued, or substituted, the amount of then outstanding awards will continue to vest conditioned only upon continued employment. With respect to such assumed, continued, or substituted awards, in the event an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in the Severance Policy) within 12 months following a change in control, all awards outstanding at the time of such termination will vest upon such termination and be settled within 30 days. The number of outstanding RSUs with respect to each tranche of the award for which the performance period has concluded at the time of such change in control will be such amount as determined after application of the applicable performance objective (including any additional award amounts resulting from our performance for a completed performance period), and will be deemed to be the target amount if such performance period has not concluded at the time of such change in control.

56

Potential Payments Upon Termination or Change in Control

Definitions of Change in Control, Cause and Good Reason

Under Ms. Baier’s employment agreement, the Severance Policy, and our 2014 Omnibus Incentive Plan, a “change in control” shall be deemed to have occurred if (a) any person becomes the beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of our outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from us or any of our affiliates); (b) if the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who were directors on June 5, 2014 and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on June 5, 2014 or whose appointment, election or nomination for election was previously so approved or recommended; (c) we or any of our subsidiaries merge or consolidate with any other corporation, except when the individuals who comprise the Board immediately prior to the transaction constitute at least a majority of the Board of Directors of the surviving entity (or its ultimate parent); or (d) our stockholders approve a plan of liquidation or dissolution or we complete the sale of all or substantially all of our assets (other than a sale to an entity, at least fifty percent (50%) of the combined voting power of the securities of which are owned by our stockholders after the transaction in substantially the same proportions as their ownership of us prior to the transaction, or other than a sale immediately following which the individuals who comprise the Board immediately prior to the transaction constitute at least a majority of the Board of Directors of the entity to which the assets are sold (or its ultimate parent)). In any event, a “change of control” shall not be deemed to have occurred by virtue of the consummation of any transaction (or series of integrated transactions) immediately following which our stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the us immediately following such transaction(s). In connection with the amendment and restatement of Ms. Baier’s employment agreement effective November 3, 2021 and the Severance Policy effective February 10, 2022, the definitions of change in control were amended to include (b) above, which harmonized the definition of change in control among our 2014 Omnibus Incentive Plan, the employment agreement, and the Severance Policy.

Under Ms. Baier’s employment agreement and the Severance Policy, “cause” means (a) conviction of, guilty plea concerning or confession of any felony; (b) any act of fraud, theft or embezzlement committed by the executive in connection with our or our subsidiaries’ business; (c) any material breach of any reasonable and lawful rule or directive; (d) the gross or willful neglect of duties or gross misconduct by the executive; or (e) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the executive’s duties. For purposes of Ms. Baier’s employment agreement, “cause” is also defined to include any material breach by Ms. Baier of the agreement, after notice and opportunity to cure. Under the 2014 Omnibus Incentive Plan, unless otherwise defined in an employment agreement applicable to the executive, “cause” means the continued failure of the executive to substantially perform his or her duties and obligations, the executive’s fraud or material dishonesty against us, or the executive’s conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty.

Under Ms. Baier’s employment agreement and the Severance Policy, “good reason” means the occurrence, without the executive’s written consent, of any of the following circumstances, unless such circumstances are fully corrected by us within thirty (30) days following written notice by the executive that he or she intends to terminate employment for one of the reasons set forth below: (i) the failure by us to pay to the executive any portion of his or her base salary or bonus within thirty (30) days of the date such compensation is due; (ii) the relocation of the executive’s principal office to a location outside a fifty (50) mile radius from the executive’s present principal office location; or (iii) the executive is assigned duties, compensation or responsibilities that are materially and significantly reduced with respect to the scope or nature of his or her duties, compensation and/or responsibilities. For purposes of Ms. Baier’s employment agreement, “good reason” is also defined to include any material breach by us of the agreement.

2023 PROXY STATEMENT	57

Executive Compensation

Compensation Committee Interlocks and Insider Participation

During 2022, Mses. Freed and Warren and Mr. Bumstead served on the Committee. None of these persons has at any time been an officer or employee of us or any of our subsidiaries. In addition, there are no relationships among our executive officers, members of the Committee or entities whose executives serve on the Board or the Committee that require disclosure under applicable SEC regulations.

Pay Ratio

For 2022, the ratio of the total annual compensation of Ms. Baier as reported in the “Total” column of the Summary Compensation Table ($6,645,889) to the median of the annual total compensation of all of our other employees was 233:1. The median of the annual total compensation of our employees, other than Ms. Baier, including part-time employees, was $28,535 for 2022. We identified the median employee using our employee population of approximately 36,000 employees as of December 31, 2022, approximately 30% of whom were part-time. In accordance with SEC rules for calculating the ratio, we did not make any full-time equivalent adjustments to compensation of our part-time employees or any adjustments to Ms. Baier’s compensation to reflect amounts actually earned, or not earned, for 2022 performance.

Consistent with the prior year, to identify the median employee, we used amounts reported in box 5 of wage statements on Form W-2 as our consistently applied compensation measure. We then calculated the annual total compensation for the identified employee in accordance with the requirements of the Summary Compensation Table (including matching contributions to our 401(k) Plan and premiums on Company-provided life and disability insurance). For the 2022 pay ratio calculations, as allowed by SEC rules, we changed our methodology from the methodology used for 2021 to make annualized adjustments to compensation for full-time and part-time employees who only served a partial year as a result of joining the Company during 2022. We made this change as a result of the significant increase in the size of our workforce, which increased by approximately 4,800 community associates during 2022 due to our intense focus on recruiting efforts to fill existing open positions during the year. For the 2021 pay ratio calculations, we did not make annualized adjustments to compensation for full-time or part-time employees who only served a partial year.

58

Pay Versus Performance Disclosure

Pay Versus Performance Disclosure
In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our CEO and other named executive officers, and certain financial performance measures over the last three fiscal years.
Pay versus Performance Disclosure Table

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:			RevPAR
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)	Net Income (Loss) (in ‘000s)

2022	$6,645,889	$3,002,581	$1,454,595	$905,354	$37.55	$140.29	$(238,340)	$4,113

2021	$5,300,248	$5,953,982	$1,249,993	$1,123,296	$70.98	$143.09	$(99,364)	$3,734

2020	$7,087,470	$721	$2,009,592	$820,165	$60.93	$113.44	$81,945	$3,917

(1)	The CEO for each year reported was Ms. Baier. The other named executive officers, or NEOs, for each year reported are as follows:

•	2022: Ms. Kussow and Messrs. White, Kaestner, Swain and Bowman

•	2021: Messrs. Swain, Bowman, White and Kaestner and Cindy R. Kent

•	2020: Messrs. Swain and White, Ms. Kent and Mary Sue Patchett

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay versus Performance Disclosure Table above. The following table details the applicable adjustments that were made to de
termine compensation actually paid (all amounts are averages for the NEOs other than the CEO):

Year		Deduct Amount of “Stock Awards” from Summary Compensation Table	Increase for Fair Value at Year-End of Unvested Awards Granted During the Year	Change in Fair Value at Year-End from Prior Year-End of Unvested Awards Granted in Prior Years	Change in Fair Value as of Vesting Date from Prior Year-End of Awards Granted in Prior Years that Vested During the Year	Decrease for Prior Year-End Fair Value of Awards Granted in Prior Years that Forfeited During the Year	Total Adjustments

2022	CEO	$(5,117,052)	$2,602,447	$(1,844,384)	$715,681	$-	$(3,643,308)
	Other NEOs	$(797,022)	$405,143	$(226,194)	$68,832	$-	$(549,241)

2021	CEO	$(2,765,005)	$2,803,031	$174,856	$440,852	$-	$653,734
	Other NEOs	$(462,496)	$338,623	$19,201	$50,293	$(72,317)	$(126,696)

2020	CEO	$(4,939,153)	$1,848,813	$(3,833,352)	$(163,057)	$-	$(7,086,749)
	Other NEOs	$(1,083,293)	$415,058	$(491,102)	$(30,090)	$-	$(1,189,427)

(3)
TSR is determined based on the market value on December 31 of the year reported of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents the TSR of the S&P Health Care index.

2023 PROXY STATEMENT	59

Executive Compensation

Primarily as a result of the disproportionate impact of
COVID-19
on the Company’s business and results, the Compensation Actually Paid to our Chief Executive Officer and the average Compensation Actually Paid to our other named executive officers was significantly less than the amounts included in the Summary Compensation Table over the three year period reflected in the table above. Over the same period, our cumulative total shareholder return was also significantly negatively affected by the impact of
COVID-19,
resulting in a negative total shareholder return over the period. As such, we believe that the relationship between Compensation Actually Paid and total shareholder return was correlated over the three year period. During the same period, our peer group total shareholder return was positive and significantly higher than our total shareholder return, as our business was disproportionally impacted by
COVID-19
as compared to the peer group.
Our net income (loss) over the three year period reflected in the table above was negatively impacted as a result of
COVID-19,
as discussed above, but was also impacted by transaction activity occurring in certain of the years. In general, we had a cumulative net loss over the three year period and given that Compensation Actually Paid to the named executive officers was significantly less than the amounts included in the Summary Compensation Table over the three year period, we believe that the relationship between Compensation Actually Paid and net income (loss) was generally correlated over the period.
Our RevPAR performance over the three year period reflected in the table above was also negatively impacted as a result of
COVID-19,
although we made significant progress in growing RevPAR in 2022 as we continued our recovery from the pandemic. Given that Compensation Actually Paid to the named executive officers was significantly less than the amounts included in the Summary Compensation Table over the three year period, we believe that the relationship between Compensation Actually Paid and our RevPAR over the period was generally correlated, particularly in light of the fact that our RevPAR remained depressed compared to the pre-pandemic
level until 2022, which significantly pressured our results.
Most Important Performance Measures
For 2022, our Compensation Committee identified the performance measures listed below as the most important performance measures used by us to link compensation actually paid to our named executive
officers for the year ended December 31, 2022 to company performance.

Performance Measures

Consolidated Portfolio Revenue per Available Unit (“RevPAR”)

Facility Operating Income

Same-Community RevPAR

Relative TSR

Key 3 Retention

Corporate Retention

60

Proposal 2: Advisory Approval of Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement. This disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.

As described in greater detail elsewhere in this proxy statement, the Compensation Committee’s philosophy is to ensure market-competitive executive compensation opportunities through a program designed to emphasize pay for performance, align our executives’ long-term interests with those of our stockholders, and attract and retain key executives to execute on our strategy.

Although we made significant progress in our continued recovery from COVID-19 in 2022, our performance for the year was below our budgeted expectations. As a result, consistent with our pay-for-performance philosophy, our named executive officers’ realized compensation was significantly less than the amounts targeted by the Compensation Committee and the amounts reported in the Summary Compensation Table for 2022. As a result of our performance, our named executive officers only earned 41.5% of the target annual incentive opportunity. In addition, no prior year performance-based long-term incentive awards previously granted to the named executive officers were eligible to vest in 2022 and, in early 2023, the named executive officers forfeited performance-based RSUs previously awarded to them in 2020 as a result of failure to achieve the threshold level of relative TSR performance for the three year period ended December 31, 2022. We believe the results under our 2022 executive compensation program underscore the pay-for-performance nature of the program.

At the 2023 Annual Meeting, the Board will request your advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is advisory, which means it is not binding on us and will not be construed as overruling a decision by us, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for any of them. In addition, the vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. Although the vote is non-binding, the Compensation Committee values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

✔	The Board unanimously recommends that you vote “FOR” approval of the resolution. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the proposal.

2023 PROXY STATEMENT	61

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act enables stockholders to vote at least once every six years, on an advisory non-binding basis, on how frequently they would like to cast an advisory vote to approve named executive officer compensation. Consistent with the views of our stockholders expressed in 2017 when we previously held this vote, we have held an advisory vote to approve named executive officer compensation on an annual basis. Under this Proposal 3, stockholders may vote their preference to hold the advisory vote to approve named executive officer compensation every year, every two years or every three years or abstain from voting.

After careful consideration, the Board believes that providing the advisory vote to approve named executive officer compensation every year is the most appropriate alternative because it will allow our stockholders to express their views on our executive compensation program on a more timely and consistent basis than the biennial and triennial alternatives. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes to approve named executive officer compensation and will consider the outcome of these votes in making its decisions on executive compensation.

The outcome of voting on this Proposal 3 is advisory only and will not be binding on us, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results when making decisions regarding the frequency of future advisory votes to approve named executive officer compensation. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes to approve named executive officer compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to Brookdale’s executive compensation program.

✔

The Board unanimously recommends that you vote to hold future advisory votes to approve named executive compensation every 1 YEAR (as opposed to every 2 years or every 3 years). Unless otherwise instructed, the named proxies will vote all proxies we receive for “1 YEAR” on this proposal.

62

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

Proposed Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP (“EY”) to be Brookdale’s independent registered public accounting firm for the year 2023 and has further directed that the Audit Committee’s appointment of EY be submitted for ratification by our stockholders at the Annual Meeting. If the stockholders do not ratify this appointment, the Audit Committee will re-evaluate its appointment of EY.

EY was also Brookdale’s independent registered public accounting firm for 2022 and has been Brookdale’s independent registered public accounting firm since 1993. Before selecting EY, the Audit Committee carefully considered EY’s qualifications as independent auditors for Brookdale. This included a review of its performance in prior years, as well as its reputation for integrity, competence in the fields of accounting and auditing, and the potential impact of changing independent auditors. The Audit Committee has expressed its satisfaction with EY in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving EY and any proceedings by the SEC against the firm. In this respect, the Audit Committee has concluded that the ability of EY to perform services for Brookdale is in no way adversely affected by any such investigation or litigation. The Audit Committee’s review also included an assessment of whether the provision of the non-audit services described below is compatible with auditor independence, and concluded that such non-audit services do not compromise the independence of EY.

The Audit Committee also oversees the work of EY, and EY reports directly to the Audit Committee in this regard. The Audit Committee is directly involved in the selection of any new lead engagement partner in connection with the mandated rotation of the lead engagement partner. The Audit Committee also reviews and approves EY’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Brookdale and EY. The Audit Committee also reviews and discusses with EY their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.

A representative of EY will be present at the Annual Meeting, either in person or by teleconference, will have an opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

✔

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of EY as Brookdale’s independent registered public accounting firm for 2023. Unless otherwise instructed, the named proxies will vote all proxies we receive “FOR” the proposal.

2023 PROXY STATEMENT	63

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The following table shows information about the respective fees billed by EY during or related to the fiscal years ended December 31, 2022 and 2021.

	2022	2021

Audit Fees	$2,329,000	$2,230,000

Audit-Related Fees	$–	$–

Tax Fees	$–	$1,885

All Other Fees	$–	$–

Total	$2,329,000	$2,231,885

“Audit Fees” include fees for the audit of the Company’s annual consolidated financial statements and those of our captive insurance company, review of condensed consolidated financial statements included in the Company’s quarterly reports (Forms 10-Q), and fees for the audit of internal control over financial reporting. This category also includes review of the offering documents and issuance of comfort letters associated with our offerings of tangible equity units during 2022 and convertible senior notes during 2021.

“Tax Fees” include fees for professional services rendered by EY for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, assistance with preparing tax returns, value added tax, government sales tax and equivalent tax matters in local jurisdictions, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, and tax advice related to mergers and acquisitions.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of services contemplated and the related fees, to be rendered by any such firm during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.

64

Audit Committee Report

Audit Committee Report

The Audit Committee has reviewed Brookdale’s audited consolidated financial statements as of and for the year ended December 31, 2022 and discussed these financial statements with Brookdale’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. As Brookdale’s independent registered public accounting firm, EY is responsible for performing an independent audit of Brookdale’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has also reviewed and discussed with EY the audited financial statements, the matters required to be discussed under applicable auditing standards (including Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board), and other matters the Committee deemed appropriate. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY such firm’s independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Brookdale is compatible with maintaining such auditors’ independence.

Based on the review and discussions with management and EY described above, and its review of the representations and information provided by management and EY, the Audit Committee recommended to Brookdale’s Board of Directors that the audited financial statements be included in Brookdale’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors,

AUDIT COMMITTEE

Denise W. Warren, Chair

Marcus E. Bromley

Lee S. Wielansky

2023 PROXY STATEMENT	65

Certain Relationships and Related Transactions

The Board has adopted a written Policy and Procedures with Respect to Related Person Transactions (the “Related Person Policy”). Pursuant to the terms of the Related Person Policy, we will enter into or ratify related person transactions only when the Audit Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

The Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in the Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Related Person Policy also requires Audit Committee pre-approval of proposed charitable contributions, or pledges of charitable contributions, by the Company to a charitable or non-profit organization for which a Related Person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Except as set forth below, since December 31, 2021, there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ventas, Inc. (“Ventas”) holds a warrant (the “Warrant”) to purchase 16.3 million shares of our common stock at a price per share of $3.00, which is exercisable at Ventas’ option at any time and from time to time, in whole or in part, until December 31, 2025. We issued the Warrant to Ventas in connection with restructuring our lease arrangements with Ventas on July 26, 2020. Since Ventas has the right to acquire such shares of common stock within 60 days, Ventas is deemed to beneficially own more than 5% of our outstanding common stock under Exchange Act rules and is therefore a Related Person.

We have a long-standing community leasing relationship with Ventas, which is currently our largest lessor. Accordingly, we have several commercial agreements with Ventas that involve amounts greater than $120,000. With respect to the period beginning January 1, 2022, such agreements included the following.

•

We continued to lease 120 communities and perform ancillary obligations under the Amended and Restated Master Lease and Security Agreement dated July 26, 2020, as amended by Amendment No. 1 dated April 15, 2021, Amendment No. 2 dated July 12, 2021, and Amendment No. 3 dated July 15, 2022 (the “Master Lease”). Under the Master Lease, for the year ended December 31, 2022, we paid $104.1 million of cash facility lease payments to Ventas, received $2.8 million of lessor reimbursements from Ventas for capital expenditure projects, and we reimbursed $0.7 million to Ventas for payment of real estate taxes on our behalf.

•

We manage nine communities on behalf of Ventas pursuant to management agreements, including one community pursuant to a new agreement entered into effective October 1, 2022. We continued to manage the remaining eight communities pursuant to management agreements entered into during or prior to 2020,

66

Certain Relationships and Related Transactions

including five agreements entered into in connection with restructuring our lease arrangements with Ventas on July 26, 2020. The management agreements provide periodic management fee payments to us, primarily as a percentage of revenue, and reimbursement for costs and expense related to such communities. During the year ended December 31, 2022, we received approximately $2.0 million of management fees and were reimbursed for approximately $31.5 million of costs and expenses pursuant to such management agreements.

•

Ventas and its permitted transferees are entitled to certain customary registration rights with respect to the Warrant pursuant to the Registration Rights Agreement dated as of July 26, 2020, including underwritten offering, piggyback, and additional demand registration rights with respect to the shares underlying the Warrant.

The Audit Committee has reviewed and approved or ratified the foregoing transactions, including the ongoing obligations thereunder.

2023 PROXY STATEMENT	67

Stock Ownership Information

Stock Ownership Table

The following table sets forth, as of April 24, 2023, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to beneficially own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all current directors and executive officers as a group, based on 188,214,462 shares of our common stock outstanding as of that date (excluding restricted shares and RSUs, other than with respect to outstanding awards scheduled to vest within 60 days of that date). The number of shares indicated for Ventas, Inc. represents an outstanding warrant to acquire 16,300,000 shares of our common stock which had not been exercised as of April 24, 2023, and solely with respect to Ventas, Inc.’s percentage ownership assumes that the warrant had been exercised as of such date. Unless otherwise indicated, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address of each person named in the table is c/o Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

Name of Beneficial Owner	Number of Shares	Percentage

Executive Officers and Directors (1)

Lucinda M. Baier	855,788	*

Dawn L. Kussow	54,940	*

Chad C. White	178,146	*

H. Todd Kaestner	158,065	*

Steven E. Swain	241,891	*

Kevin W. Bowman	50,651	*

Jordan R. Asher	102,965	*

Marcus E. Bromley	172,001	*

Frank M. Bumstead	456,799	*

Victoria L. Freed	114,048	*

Guy P. Sansone	114,048	*

Denise W. Warren	145,436	*

Lee S. Wielansky	198,168	*

All current executive officers and directors as a group (15 persons)	2,833,464	1.5%

5% Stockholders

BlackRock, Inc. (2)	36,149,375	19.2%

Camber Capital Management (3)	18,000,000	9.6%

The Vanguard Group (4)	17,671,723	9.4%

Glenview Capital Management, LLC (5)	13,844,673	7.4%

Deerfield Partners, L.P. (6)	12,679,651	6.7%

Flat Footed LLC (7)	10,654,203	5.7%

Ventas, Inc. (8)	16,300,000	8.0%

68

Stock Ownership Table

*	Less than 1%

(1)

Consists of shares of common stock held as of April 24, 2023 and the following number of vested RSUs, which were issued at the director’s election in lieu of a portion of quarterly cash compensation or the annual grant of immediately vested shares for service as a director: Mr. Bromley–65,272; Mr. Bumstead–9,745; Ms. Freed–26,522; and Mr. Sansone–26,522. The reported amounts exclude the following number of RSUs outstanding as of April 24, 2023 (assuming target performance for performance-based RSUs with performance periods that have not been completed): Ms. Baier–2,242,239; Ms. Kussow–275,576; Mr. White–374,409; Mr. Kaestner–258,073; and all current executive officers and directors as a group–3,683,968. The reported amounts for Messrs. Swain and Bowman exclude the following number of performance-based RSUs that remained outstanding following their respective terminations on February 24, 2023 and January 12, 2023 (assuming the actual level of performance for completed performance periods and target performance for RSUs with a performance period that has not been completed): Mr. Swain–52,444; and Mr. Bowman–25,114. Ms. Baier’s and Mr. White’s reported ownership includes unrestricted shares held in a joint account with her or his spouse.

(2)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed with the SEC on February 10, 2023 by BlackRock. BlackRock reported that it has sole voting power with respect to 35,709,499 shares and sole dispositive power with respect to 36,149,375 shares. The address of the principal business office of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

Information regarding Camber Capital Management LP (“Camber”) is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 by Camber and Stephen DuBois. Camber reported that it has shared voting and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.

(4)

Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by Vanguard. Vanguard reported that it has shared voting power with respect to 123,389 shares, sole dispositive power with respect to 17,381,951 shares and shared dispositive power with respect to 289,772 shares. The address of the principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Information regarding Glenview Capital Management, LLC (“Glenview”) is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 by Glenview and Larry Robbins. Glenview reported that it has shared voting power and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Glenview is 767 Fifth Avenue, 44th Floor, New York, NY 10153.

(6)

Information regarding Deerfield Partners, L.P. (“Deerfield”) is based solely on a Schedule 13G/A filed with the SEC on February 10, 2023 by Deerfield, James E. Flynn, Deerfield Management Company, L.P. and Deerfield Mgmt, L.P. Deerfield reported that it has shared voting power and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Deerfield is 345 Park Avenue South, 12th Floor, New York, NY 10010.

(7)

Information regarding Flat Footed LLC (“Flat Footed”) is based solely on a Schedule 13G filed with the SEC on February 14, 2023 by Flat Footed and Marc Andersen. Flat Footed reported that it has shared voting power and shared dispositive power with respect to the shares reported in the table. The address of the principal business office of Flat Footed is 3465 N Pines Way, Suite 104 Box 206, Wilson, WY 83014.

(8)

Information regarding Ventas, Inc. is based solely on a Schedule 13G filed with the SEC on August 5, 2020 by Ventas, Inc. relating to its outstanding warrant to purchase 16,300,000 shares of our common stock. Ventas, Inc. reported that it has sole voting power and dispositive power with respect to the shares reported in the table. The address of the principal business office of Ventas, Inc. is 353 N. Clark Street, Suite 3300, Chicago, IL 60654.

2023 PROXY STATEMENT	69

Additional Information

Stockholder Proposals for 2024 Annual Meeting

Proposals of stockholders (other than director nominations) intended to be included in our proxy statement and form of proxy for the 2024 Annual Meeting must be received by the Company no later than January 2, 2024 and must meet the requirements as to form and substance set forth in the rules and regulations of the SEC, including Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. Such proposals must be delivered or mailed to the Company’s Secretary at the address noted below.

Director nominations of stockholders intended to be included in our proxy statement and form of proxy card for the 2024 Annual Meeting under the proxy access provisions of our Bylaws must be received at our principal executive offices no earlier than December 3, 2023 and no later than January 2, 2024 (i.e., not less than 120 days nor more than 150 days prior to the first anniversary of the date we commenced mailing of our definitive proxy statement for the 2023 Annual Meeting). If the 2024 Annual Meeting is called for a date that is not within 30 days before or after June 20, 2024 (i.e., the first anniversary of the 2023 Annual Meeting date), notice of such director nominations must be received at our principal executive offices no earlier than 150 days before the 2024 Annual Meeting and no later than the later of 120 days before the 2024 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us. Such nominations must be delivered or mailed to the Company’s Secretary at the address noted below.

Proposals and director nominations of stockholders intended to be considered at the 2024 Annual Meeting, other than by means of inclusion in our proxy statement and form of proxy card under Rule 14a-8 and our proxy access bylaws, must be received at our principal executive offices no earlier than February 21, 2024 and no later than the close of business on March 22, 2024 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2023 Annual Meeting). If the 2024 Annual Meeting is called for a date that is not within 25 days before or after June 20, 2024 (i.e., the first anniversary of the 2023 Annual Meeting date), the notice must be received at our principal executive offices no earlier than the close of business on the 90th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2024 Annual Meeting or the tenth day following the day on which such notice of the date of the 2024 Annual Meeting is mailed or such public disclosure of the date of the 2024 Annual Meeting is made, whichever first occurs. Such proposals or nominations must be delivered or mailed to the Company’s Secretary at the address noted below.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2024.

Stockholders submitting proposals or nominations using the foregoing procedures should deliver or mail the proposal or nomination, and all supporting information required by Rule 14a-8, Rule 14a-19 or our Bylaws, as applicable, to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary. Stockholders who wish to submit a proposal or nomination are encouraged to seek independent counsel about requirements under SEC rules and our Bylaws. We will not consider any proposal or nomination that is not timely or otherwise does not meet the applicable requirements of Rule 14a-8, Rule 14a-19 or our Bylaws, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with such requirements.

70

Solicitation Costs

Solicitation Costs

This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies in person or by telephone, email, or other electronic means. We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file these forms. Based solely on that review, we believe that during the fiscal year ended December 31, 2022, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

Accessing our SEC Filings

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information can also be accessed through the Investor Relations portion of our website at brookdaleinvestors.com.

A copy of the Company’s 2022 Annual Report may be obtained, without charge, by any stockholder to whom this proxy statement is sent, upon written request to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary.

We may satisfy SEC rules regarding delivery of the Notice or proxy materials, including our proxy statements and annual reports by delivering only one Notice or set of proxy materials, as applicable, to multiple stockholders that share the same address, unless we have received contrary instructions in writing, a process known as “householding.” Upon oral or written request, we will deliver promptly a separate Notice or copy of proxy materials to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company, you may request a separate copy of the Notice or proxy materials for this Annual Meeting or for future meetings by notifying our Corporate Secretary at Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary or (615) 221-2250. If you are a street name holder and wish to request a separate copy of the Notice or proxy materials, or you would like to receive only one copy of the Notice or proxy materials in the future, you should contact your bank, broker or other nominee.

2023 PROXY STATEMENT	71

Appendix A: Reconciliation of Non-GAAP Financial Measure

Facility Operating Income

For purposes of the 2022 annual incentive plan, Facility Operating Income (FOI) was defined as our 2022 consolidated resident fee revenue less facility operating expense, excluding the impact of COVID-19 expenses and government relief. The table below reconciles our FOI from our net income (loss) for the year ended December 31, 2022.

Year Ended December 31, 2022 ($ in 000s)

Facility Operating Income

Net income (loss)	$(238,340)

Provision (benefit) for income taxes	(1,559)

Equity in (earnings) loss of unconsolidated ventures	10,782

Loss (gain) on debt modification and extinguishment, net	1,357

Non-operating loss (gain) on sale of assets, net	(595)

Other non-operating (income) loss	(12,114)

Interest expense	204,717

Interest income	(6,935)

Income (loss) from operations	(42,687)

Depreciation and amortization	347,444

Asset impairment	29,618

Loss (gain) on sale of communities, net	(73,850)

Facility operating lease expense	165,294

General and administrative expense (including non-cash stock-based compensation expense)	168,594

Management fees	(12,020)

Other operating income	(80,469)

Pandemic-related expenses	17,391

Facility Operating Income	$519,315

2023 PROXY STATEMENT	A-1

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/BKD " Cast your vote online through 11:59 pm Eastern Time on June 19, 2023 " Have your Proxy Card ready " Follow the simple instructions to record your vote PHONE Call 1-844-326-5741 " Use any touch-tone telephone through 11:59 pm Eastern time on June 19, 2023 " Have your Proxy Card ready " Follow the simple recorded instructions MAIL " Mark, sign and date your Proxy Card " Fold and return your Proxy Card in the postage-paid envelope provided Brookdale Senior Living Inc. Annual Meeting of Stockholders For Stockholders of record as of April 24, 2023 TIME: Tuesday, June 20, 2023 10:00 AM, Central Time PLACE: Brookdale Senior Living Inc. 111 Westwood Place, Brentwood, TN 37027 This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Lucinda M. Baier and Chad C. White, and each or either of them, as proxy or proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Brookdale Senior Living Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxy or proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Brookdale Senior Living Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 4 ON PROPOSAL 3, THE BOARD RECOMMENDS THAT FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 1.01 Jordan R. Asher FOR 1.02 Lucinda M. Baier FOR 1.03 Marcus E. Bromley FOR 1.04 Frank M. Bumstead FOR 1.05 Victoria L. Freed FOR 1.06 Guy P. Sansone FOR 1.07 Denise W. Warren FOR 1.08 Lee S. Wielansky FOR 2. Advisory approval of named executive officer compensation FOR AGAINST ABSTAIN FOR 3. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation 1YR 2YR 3YR ABSTAIN 1 YEAR 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2023 FOR AGAINST ABSTAIN FOR NOTE: In their discretion, the named proxies are authorized to vote upon such business as may properly come before the meeting or any adjournments or postponements thereof. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date